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                              MICROSOFT CORPORATION
                           AUTHORIZED SOURCE AGREEMENT
                           ---------------------------

         THIS AUTHORIZED SOURCE AGREEMENT (the "Agreement"), is made and entered into effective as of July 1, 2000 (the Effective Date), by and between MULTIPLE ZONES INTERNATIONAL, INC., with offices at 707 South Grady Way, Renton, Washington 98055-3233, a Washington corporation ("MZI") and MICROSOFT CORPORATION, with offices at One Microsoft Way, Redmond, Washington, 98052-6399, a Washington corporation ("Microsoft"), for and on behalf of itself and Related Parties as allowed in this Agreement.

                                R E C I T A L S:
                                ----------------

         WHEREAS, MZI is in the business of providing sourcing services with respect to technology hardware and software;

         WHEREAS, Microsoft and MZI have previously entered into that certain Letter of Intent dated as of April 6, 2000 (the "Interim Agreement").

         WHEREAS, Microsoft desires to have MZI act as its primary non-exclusive source for the procurement and delivery of Goods and Services as hereinafter defined; and

         WHEREAS, the parties have a mutual interest in establishing a business relationship characterized by a continuous quality improvement process to establish world class benchmarks in quality, cost, delivery, technology and service;

         NOW, THEREFORE, the parties agree as follows:

1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings, applicable to both the singular and the plural form of the term defined:

         "AUTHORIZED MICROSOFT REQUISITION(S)" shall mean a requisition submitted by a Microsoft employee or authorized representative in the form described in this Agreement and, at a minimum, shall include a proper authorization as validated and defined by Microsoft in the attached SOW(s) and general ledger account code as validated by Microsoft, or validated by MZI if requested to do so by Microsoft.

         "BUSINESS DAY" shall mean 8:00 a.m. to 5:00 p.m., Pacific Time (PT), Monday through Friday, excluding Microsoft holidays. Said Business Day shall consist of eight (8) Business Hours, excluding lunch and breaks.

         "BUSINESS HOUR" shall mean any hour during a Business Day.

         "COMPUTER SOFTWARE" shall mean third party software, whether delivered shrink-wrapped or on-line, which does not require a separate signed agreement of any kind.

         "CONFIRMATION OF RECEIPT" or "COR" shall mean any of the methods specified in Section 7(b) by which end users confirm that they have physically taken possession of any Goods.

         "CONSTRAINED GOODS" shall mean those Goods which are not available due to one or more of the following: industry-wide shortages, natural disasters, product not yet developed or manufactured, or those Goods which cannot be sourced after conducting the due diligence steps outlined in Exhibit C.

         "COST", when used in relation to Goods which are Microsoft Standards, shall mean [REDACTED], plus the allowed Freight Charges.

         When used in relation to Goods which are not Microsoft Standards, the term "Cost" means the lowest EDI-linked cost for the item to MZI for the day of quote (or other date as mutually agreed upon) as such prices are downloaded into MZI's Item Master file from the distributors on a daily basis, so long as this process involves all of MZI's main sources used. Where prices are based in part on quantity, the price used to determine Cost shall match the quantity of the item shipped that day.

There is by agreement an allowed markup not to exceed [REDACTED] on Goods which are not Microsoft Standards and, for convenience, the term Cost in relation to Goods which are not Microsoft Standards shall include this markup.

If, during a calendar quarter, as to items of Goods which are not Microsoft Standards, more than [REDACTED] of the number of one or more of the items (or all items collectively) ordered during the quarter is fulfilled from an MZI distribution center, such as Ohio, or otherwise from MZI inventory, the parties shall reassess the definition of Cost as to such items or all of the items which are Goods which are not Microsoft Standards, as the case may be, and the mutually agreed upon changes shall be effective for the succeeding quarter and thereafter.

Where the term "Cost" is used in relation to Services, it means the actual, true, direct cost, without duplication, of resources to the extent dedicated to performance of this Agreement with Microsoft, as such resources may be mutually agreed upon from time to time, plus the incremental cost of additional insurance coverage that MZI obtains solely for the purposes required by this Agreement, but without any other markup, fee or administrative cost or burden.

         "DISPUTED AMOUNTS" shall have the definition as set forth in Section 7(d) of this Agreement.


***[REDACTED]-Confidential treatment requested***


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         "END USER" shall mean the individual to whom the ordered Goods or
Services are assigned, or other Microsoft authorized person.

         "ESTIMATED TIME OF ARRIVAL (ETA)" shall mean the date, quoted by MZI, on which the Goods will be delivered to end users.

         "FREIGHT CHARGES" shall mean the reimbursable charges for freight to MZI or any of its designated warehouses; or to the Microsoft campus or, as to locations outside the Puget Sound area, to the authorized point of delivery, at MZI's cost either as paid by MZI to parties unrelated to MZI, or, if it is an internal cost, as the said cost has been approved by Microsoft in advance, plus the freight insurance add-on, all as further outlined in Exhibit E.

         "GOODS" OR "GOOD(S)" shall mean conforming technology hardware and equipment including without limitation CPUs, monitors, network equipment, peripherals, and Computer Software sold or furnished by MZI to Microsoft, or processed by MZI for Microsoft, in accordance with this Agreement, and, if appropriate in the context used, such of these items designated for or purchased for eventual delivery to Microsoft under this Agreement.

         "GROSS GOODS SHIPPED" shall mean Goods shipped to Microsoft at Cost.

         "INSOLVENT" shall mean a financial condition such as to make the sum of a party's debts greater than all of the party's assets, at fair valuation; or, when a party has incurred debts beyond that party's ability to pay such debts as they mature.

         "INVENTORY" shall mean the Goods which are owned by or licensed to MZI and which have not been delivered to the Microsoft End User under this Agreement, but which have been identified to, or held as available for, Microsoft orders, without limitation including all such Goods located at the On Site Facility.

         "MICROSOFT STANDARDS" shall mean any Goods that meet a monthly quantity of ([REDACTED]) each on ([REDACTED]) or more orders ([REDACTED]/ rule) and those Goods which are listed on the then current MS Market Standards List. Microsoft and MZI will mutually agree upon the date that a Microsoft Standard becomes effective.

         "MS MARKET" shall mean the Microsoft and Related Parties' internal on-line tool for use by their employees and authorized contingent staff for ordering Goods.

         "NON RESELLER GOODS" shall mean Goods manufactured by entities which have not appointed MZI, at their or MZI's discretion, as an authorized representative for their respective products for MZI's entire customer base.

***[REDACTED]-Confidential treatment requested***

         "ON SITE FACILITY" shall mean the area as designated by Microsoft, from time to time, for use by MZI in its performance of this Agreement, located at Microsoft's Redmond, Washington facilities. The On Site Facility shall be used to hold Inventory for sale to Microsoft under this Agreement and as a work area for MZI employees engaged in the performance of the Services under this Agreement. Subject to Section 6(a)(v), Microsoft shall have the right at its discretion (i) to designate the size, layout, and location of the On Site Facility, (ii) to change the same from time to time, and (iii) to discontinue MZI's use of the On Site Facility at any time with thirty (30) days' prior written notice. If such a change or termination of the On Site Facility occurs, Microsoft and MZI shall negotiate in good faith to determine any transitional arrangement or adjustment in other provisions of this Agreement which is reasonably necessary in order to preserve for MZI, after the adjustments, substantially the same operating cost experience and performance capacity under this Agreement which it would have had if Microsoft had continued to provide the On Site Facility on a reasonably adequate basis.

         "PERFORMANCE METRICS" shall mean those performance expectations set forth in the attached Exhibit B, which may be amended from time to time as agreed upon by both parties.

         "RELATED PARTY" shall mean a business entity designated by Microsoft from time to time which (a) either (i) is an entity in which Microsoft owns, directly or indirectly, [REDACTED] or more of the pertinent common shares or other voting interests, or (ii) is an entity with which Microsoft has an operating contract for business operations in which Microsoft has an equity-like interest, or which directly supports Microsoft business, and (b) in either case is listed on Exhibit L hereto or is added to Exhibit L hereto by mutual agreement of Microsoft and MZI. For the purposes of this definition, a joint venture is an entity.

         "SALE" shall mean the transfer of ownership of Goods to Microsoft in accordance with this Agreement, free of all liens, claims or encumbrances, which occurs either (a) at the time of a completed Confirmation of Receipt (COR) or
(b) delivery to the Microsoft end user in full accordance with the Authorized Microsoft Requisition or (c) receipt of Goods at Microsoft's International Shipping Department as to Goods scheduled for international shipment as contemplated at Section 3(f). In this sense, as to any computer software, for convenience the term "Sale" when used in this Agreement refers also to the appropriate licenses. Microsoft's payment obligations for Goods it purchases under this Agreement commence only after a Sale.

         "SERVICES" shall have the meaning as set forth in Section 3(a) of this Agreement.

         "STATEMENT OF WORK" OR "SOW" shall mean Exhibits A-I and A-II which will be attached to and incorporated in this Agreement when completed by MZI and approved by Microsoft, and which will address service of Microsoft and Related Parties' needs throughout the domestic United States, and any additional Statements of Work in effect pursuant to Section 3(a) of this Agreement.


***[REDACTED]-Confidential treatment requested***

         "SUBCONTRACTOR" shall mean any third party to which MZI subcontracts a portion of the Services pursuant to Section 38.

         "VALID REQUISITION" means an electronic requisition transmitted from MS Market via Microsoft's value added network to MZI's system, or from a Related Party to MZI's system. All approved MS Market requisitions are deemed to be valid.

2. AUTHORIZED SOURCE DESIGNATION. Microsoft has selected MZI, and by this Agreement engages MZI on, and subject to, all of the terms, conditions and provisions of this Agreement as in effect from time to time, to act as Microsoft's non-mandated primary non-exclusive source to arrange for and to acquire at MZI's risk and expense, and to sell to Microsoft or a Related Party, Goods and Services within the contemplation of this Agreement as and when the same are ordered by Microsoft's or the Related Party's authorized employees, and, as to the Services, when otherwise required by this Agreement. The reference to expense here does not imply any change in the reimbursement provisions of this Agreement. The parties acknowledge Microsoft employees with authority to make purchases of equipment and to obtain licenses of software are not required by Microsoft to use MZI.

         MZI accepts this designation as a Microsoft authorized source. In its dealings with third parties, MZI may refer to itself as a Microsoft authorized source, but it shall not represent, state or imply that it is an agent of Microsoft, or that it has authority to commit or bind Microsoft, or that Microsoft has any responsibility for MZI's contractual obligations or trade accounts.

         In this Agreement, as to orders from a Microsoft designated Related Party, the Related Party shall be substituted for Microsoft as to the ordering process and payment obligation with respect to the order for Goods or Services, as appropriate in the context thereof, but Microsoft remains responsible as to its other covenants and the compensation identified in
Section 6(c) of this Agreement and the administrative provisions of this Agreement. Whenever Microsoft does not wholly own such Related Party, MZI may apply reasonable credit underwriting standards and decline an order if the credit standing of the Related Party is unsatisfactory. For orders from any Related Party which are not through MS Market, MZI may charge a markup not to exceed percent [REDACTED] both as to Goods which are Microsoft Standards and Goods which are not Microsoft Standards, and create other reasonable contract terms necessary to process the order.

3. DUTIES AND OBLIGATIONS OF MZI. All of the Services and duties under this Agreement as described below and in the attached Statements of Work (Exhibits A-I and A-II) shall be performed and provided by MZI in accordance with the terms and provisions of this Agreement and the Performance Metrics. MZI agrees to complete the Statements of Work (Exhibits A-I and A-II) for the domestic United States subject to Microsoft's review and approval, not later than August 31, 2000. [REDACTED]


***[REDACTED]-Confidential treatment requested***

[REDACTED] Microsoft agrees to respond to the first submission within five
(5) business days of receipt, and the parties will work diligently to complete the Statement of Work.

         MZI is not obligated to establish a second additional warehouse unless the parties mutually agree to do so.

         a. SERVICES. MZI shall perform the non-exclusive contract services for Microsoft as described in the applicable Statements of Work, at a minimum to include the following technology hardware and software fulfillment services (the "Services"):

         Customer Service Functionality:
              -   Pre-sales requests via e-mail/v-mail
              -   Order management (via EDI)
              -   Post-sales order tracking/status
              -   Pricing updates/MS Market
              -   OEM/Vendor pricing negotiations
              -   Manage Reporting Requirements
              -   Employee Purchase Plan
              -   Project coordination (Global Networking, etc.)
              -   Vendor/OEM Returns
              -   Electronic Invoicing
              - Management of shrink wrap product, software licenses and third party software downloads

         Warehouse Functionality:
              -   Inventory Receiving
              -   Inventory Management Control
              -   On-Site Netstores Order & Inventory Management
              -   Pickup of PC Recycle Equipment

         Configuration Services Functionality:
              -   Asset tagging/asset tag tracking
              -   Serial number tracking
              -   Hardware installation
              -   MS approved image loads

         Delivery Functionality:
              -   Campus-wide deliveries
              -   International Shipment Coordination
              -   POD tracking/reporting


***[REDACTED]-Confidential treatment requested***

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              -   Off-site shipment coordination
              -   PC Recycle delivery coordination
              -   "Direct" delivery coordination

         Such Statements of Work shall be in accordance with the terms and conditions of this Agreement, and shall set forth certain performance standards for the Services as well as certain specified requirements. Statements of Work may be attached hereto from time to time as Exhibit(s) A. Each Statement of Work shall be signed by an authorized representative of each party, consecutively numbered (i.e., Exhibit A-I-1, A-I-2, A-I-3, etc.). Operating provisions of the Statements of Work may be revised at any time upon advance notice by Microsoft given by electronic or other means, subject to the following provisions as to resources. Microsoft reserves the right to modify the Services required and the right to transfer all or a portion of the responsibilities for said Services to Microsoft or to another supplier, but such a change will be effective only upon thirty (30) days' advance notice of a change in, or replacement of, one or more Statements of Work, subject to the following provisions as to resources. In the event Microsoft changes a Statement of Work to an extent which substantially increases or decreases MZI's required number of employees to perform the Agreement, or requires substantial capital expenditures or substantial additional or lesser other resources, the parties shall negotiate in good faith on reasonably necessary adjustments, if any, to the other terms and provisions of this Agreement required to accommodate such changes. If MZI believes a Microsoft Statement of Work change would substantially increase MZI's required number of employees to perform the Agreement, or the change would require substantial capital expenditures or dedication of substantial additional other resources, it shall give Microsoft notice that it believes such is the case within fifteen (15) days after the change is received by MZI, and upon such a notice timely given, the Statement of Work change will be effective only upon mutual agreement. If Microsoft establishes a direct procurement relationship with any manufacturer, the Statement of Work will be modified as necessary to reflect changes in MZI's performance of this agreement with respect thereto.

         b.       GOODS.

                  (i) SALE OF GOODS. In its capacity as an authorized source, MZI shall sell to Microsoft, and maintain, to a reasonably adequate quantity, or if a quantity is established by the parties, such quantity as is mutually agreed upon, to provide a ready supply and availability of Microsoft Standards in accordance with this Agreement. MZI shall also have processes and inventories in place as necessary to meet delivery times specified in the Statement of Work for Goods which are not Microsoft Standards.

         MZI shall at no time have the power or authority to bind, contractually commit or to speak for Microsoft in MZI's dealings with any third party manufacturer or purveyor of Goods or Services to be provided hereunder, or at any other time or other circumstance. MZI agrees that any Non-Reseller Goods it purchases for resale to

Microsoft under this Agreement shall only be sold to Microsoft exclusively or returned to the manufacturer, distributor or reseller from which MZI purchased such property, unless previously authorized in writing by Microsoft.

         MZI further acknowledges and agrees that in the course of this Agreement it will be privy to prices and any rebates, special incentive plans or the like, at which third party manufacturers, distributors or resellers agree to sell Goods to Microsoft, or to MZI for resale to Microsoft, and MZI will treat such price information as confidential and will not disclose such information to any other person or entity without the prior written consent of Microsoft and the given third party manufacturer, distributor or reseller.

                  (ii) ORDER ADMINISTRATION. In addition to the duties set forth in the foregoing paragraph, MZI shall from time to time, as requested by Microsoft in the form of an Authorized Microsoft Requisition, oversee the third-party fulfillment of Microsoft's orders for Goods from a specified third party manufacturer, distributor or reseller. MZI shall be responsible for overseeing the fulfillment of the order in a prompt, timely and cost-effective manner.

         c. CONFIGURATION SERVICES. Unless otherwise specified by Microsoft, MZI shall perform the configuration of all Goods delivered to Microsoft pursuant to this Agreement, and shall further ensure that such Goods are configured to function properly at the time they are delivered. Such Services shall be performed in a good workmanlike manner and shall include the Services set forth in the Configuration SOW.

         d. WARRANTIES AND LICENSE RIGHTS. MZI shall undertake all necessary steps to verify and ensure that any and all license rights and/or manufacturers' warranties available which are related to the Goods, are transferred to and held by Microsoft, and that any applicable warranty periods shall not commence until the Sale of the Goods to Microsoft has been completed. For all Microsoft Standards, MZI shall include a designation on its purchase orders for Goods it purchases and sells to Microsoft so that field repair personnel may readily determine the warranty is in place and enforceable by Microsoft. For example, if MZI purchases are coded MZI, Goods to Microsoft could be coded MZIMS or a similarly distinctive designation. In furtherance of the foregoing, for Non-Reseller Goods for which an existing Agreement is not already in place, MZI agrees to include appropriate language related to the foregoing in all of its purchase orders or other documentation used in purchasing Goods for resale to Microsoft under this Agreement. Should any supplier not agree with such terms, MZI shall notify in writing Microsoft Technology Materials Management or their designee. Furthermore, MZI agrees to provide appropriate access for adequate proof of purchase to Microsoft's IT Desktop Services Support Supplier. MZI makes no warranties regarding the Goods or Services it purchases from unrelated third parties which are to be provided hereunder, whether expressed or implied, including, but not limited to any implied warranties of merchantability or fitness for a particular purpose.

         Except for available manufacturers' warranties which MZI shall pass on to Microsoft, MZI EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO HARDWARE AND SOFTWARE PRODUCTS SOLD TO MICROSOFT, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In no event shall MZI be liable to Microsoft for any indirect, incidental or consequential damages (including, but not limited to, claims for lost profits) arising in connection with MZI's provision of Services hereunder or the sale of hardware or software products to Microsoft, except this sentence shall have no effect upon and shall not limit liability for any claim related to: (1) breach under any non-disclosure obligation under this Agreement or the NDA, (2) personal injury, or (3) property damage.

         e. CONFIRMATION OF COSTS AND FEES. Microsoft shall be entitled to receive reasonably requested detailed information from MZI and its third party manufacturers, distributors and resellers related to MZI's Cost of Goods provided under this Agreement. MZI agrees to assist Microsoft in obtaining any such requested information and hereby grants to Microsoft the authority to obtain any such information from third party manufacturers, distributors and resellers.

         f. INTERNATIONAL SHIPPING. MZI agrees that any international shipments of Goods for Microsoft originating in the Puget Sound area will be processed through Microsoft's International Shipping Department, unless authorized in writing by Microsoft's Technology Materials Management.

         MZI agrees to indemnify, defend and hold Microsoft harmless from any claims arising from or related to any failure by MZI to comply with this Section 3(f).

         g. VEHICLES. MZI shall be responsible for supplying all vehicles necessary for delivery and pick-up of Goods to Microsoft end users in Redmond and the surrounding area. MZI shall be responsible for the service, maintenance and all applicable insurance of these vehicles. MZI agrees to keep such vehicles clean and in good repair and operating condition. This includes vehicle physical damage. All such necessary repairs will be completed within thirty (30) days of the accident or other repair need occurring. MZI agrees to implement a good driver policy, acceptable to Microsoft, as to all MZI employees or subcontractors who will be driving said vehicles.

         h. STAFFING; ACCOUNT MANAGER. MZI shall utilize properly trained and qualified staff personnel to perform its obligations under this Agreement effectively and timely. The level of staffing shall be as the parties mutually agree from time to time.

         MZI shall select one qualified staff member ("Account Manager") who will act as the MZI representative for tactical execution of this Agreement. MZI agrees that Microsoft has the right to interview and approve or disapprove candidates proposed by MZI for MZI's position of Account Manager under this Agreement. MZI further agrees that it will replace, in an expeditious manner, any Account Manager who Microsoft deems to be ineffective or inadequately performing the managerial function of the Services under this Agreement. This right of approval or disapproval shall in no way be deemed to create or imply any form of employment or contractual relationship between Microsoft and the Account Manager.

         i. USE OF MICROSOFT FACILITIES AND EQUIPMENT. MZI agrees that it will not use any Microsoft facilities, including without limitation the On Site Facility, or any Microsoft equipment (including any equipment owned, leased or rented by either MZI or Microsoft for use by MZI in performing Microsoft business) to perform services for any person or entity other than Microsoft, without the prior written consent of Microsoft.

         j. MZI EQUIPMENT. MZI agrees that it will provide the equipment required to perform the Services covered under this Agreement and the attached Statements of Work, except for that which is provided by Microsoft (refer to Section 6. below). MZI will be responsible and liable for the service, maintenance and liability of all equipment owned by MZI.

         k. VENDOR CODE OF CONDUCT; PRE-PLACEMENT POLICIES. MZI and its personnel and subcontractors, if any, shall at all times comply with the Microsoft Vendor Code of Conduct, a copy of which is attached as Exhibit J, and with the Pre-Placement Policies, a copy of which is attached as Exhibit K.

         l. ANNUAL BUDGET. MZI shall prepare and provide to Microsoft, for its approval in advance, MZI's proposed budget of expenses and charges in the provision of Goods and Services hereunder. The budget shall be in such detail as may be necessary to present the elements of costs, charges and expenses and in order to measure compliance with the budget. Each budget shall be based upon stated assumptions as to required resources for the year considering the anticipated volume of orders for Goods and work required. The first budget period shall begin July 1, 2000 and extend to June 30, 2001. Budgets for subsequent periods shall be prepared, subject to Microsoft approval, in the course of the annual review described at Section 6(d). Such budgets shall be for each succeeding twelve month period or lesser period of time remaining in this Agreement. Once MZI and Microsoft have agreed upon a budget for a particular budget period, MZI's expenses, charges and fees to Microsoft shall always comply with the budget subject to adjustments of resources pursuant to Section 6(c)(ii). The failure to agree upon a budget or budget adjustments does not terminate the Agreement or constitute a Default by either party. The Agreement's prior terms will continue to apply, subject to the right of either party to terminate the Agreement upon notice as specified at Section 21.

         It is expected the required resources may change temporarily or on a sustained basis as the volume of orders and work required changes. As these resource changes are mutually agreed upon, the applicable budget for the period affected will be revised accordingly by mutual agreement. Each party agrees to negotiate in good faith any budget changes.

4. DELIVERY REQUIREMENTS. MZI shall make all Goods available for delivery as provided in the Performance Metrics shown in Exhibit B. If at any time Goods are delivered to someone other than the original requester (alternate or other), MZI will notify the original end-user via an information card placed in their office and by email stating who signed for the Goods and the location where the Goods were delivered.

5. METRICS EXCLUSION. From time to time, Microsoft may require MZI to acquire Goods which are difficult to find. For purposes of this Agreement, MZI agrees to exercise commercially reasonable efforts and continuous due diligence in sourcing Constrained Goods. For purposes of this agreement, Constrained Goods will not be measured when calculating Metrics numbers 1, 2 and 3 as outlined in Exhibit B.

6.       OBLIGATIONS OF MICROSOFT.

         a. ON SITE FACILITY LICENSING AND COSTS. Microsoft's obligations, as set forth in the following paragraphs 6(a)(i), (ii), (iii) and (iv), will apply only in the event Microsoft provides an On Site Facility.

                  (i) MICROSOFT FACILITIES. Upon execution of this Agreement, Microsoft may, at its discretion, provide to MZI, for the sole purpose of performing the Services under this Agreement, an On Site Facility. Microsoft agrees to provide the On Site Facility, utilities, and furniture and fixtures as reasonably determined by Microsoft and in accordance with Microsoft standards. Microsoft will also bear the following expenses with regard to said On Site
Facility: property management, building and grounds maintenance, Microsoft network services, security (campus mobile responder, fire alarm and sprinkler, video surveillance, card access, lock and key), and parking enforcement.

                  (ii) STANDARD OFFICE SUPPLIES. Upon execution of this Agreement, Microsoft shall provide to MZI, for the sole purpose of performing Services under this Agreement, office supplies as stocked in Microsoft Mail/Copy Rooms.

                  (iii) USE OF MICROSOFT EQUIPMENT. Microsoft shall permit MZI employees and its Subcontractors, who are performing the Services described in this Agreement, access to such telephones and photocopiers as Microsoft may choose to designate; provided, such telephones and photocopiers shall be used solely for performing the Services under this Agreement. Microsoft shall determine which, if any, new equipment it chooses to directly purchase, rent, lease and/or retain ownership of in order to perform the Services under this Agreement. Microsoft shall be responsible for the service and maintenance of such equipment.

                  (iv) ACCESS TO MICROSOFT FACILITIES. Microsoft shall provide to MZI, for the sole purpose of performing the Services under this Agreement:
(i) non-exclusive parking privileges; (ii) card-keys to MZI personnel in order to permit access to accommodate delivery to individual Microsoft personnel;
(iii) vehicle passes to Microsoft
properties, as may be needed; and (iv) information regarding the locations from which Goods may be loaded to or unloaded from such vehicles.

                  (v) ADJUSTMENT. If ever Microsoft fails to provide an On Site Facility reasonably adequate to enable MZI to perform as required by this Agreement, then following notice of such inadequacy from MZI to Microsoft, or, if ever Microsoft exercises its right to terminate the On Site Facility, then Microsoft and MZI shall negotiate in good faith to determine any transitional arrangement, the reasonable compensation cost of an off site facility, as well as adjustments in other provisions of this Agreement which are reasonably necessary to provide MZI, after the adjustments, substantially the same operating cost experience and performance capacity under this Agreement which it would have had if Microsoft had continued to provide the On Site Facility on a reasonably adequate basis.

         b. BUSINESS TERMS. Except for the allowed charges separately invoiced as contemplated at Subsection (c) below, MZI invoices for Goods and Services shall be [REDACTED] the term is defined with respect to Goods and with respect to Services. No invoice shall be submitted to Microsoft for any Goods or Services until MZI has in its possession the requisite signed Confirmation of Receipt. Except for Disputed Amounts and amounts withheld in good faith by Microsoft, Microsoft will make its best efforts to pay MZI in accordance with the following terms: Payment terms for Gross Goods Shipped are [REDACTED] from receipt of a properly submitted and correct electronic invoice in the format provided by Microsoft or such other electronic invoicing process as mutually agreed upon, and validated by Microsoft.

         c. PAYMENT. Subject to the annual review, Microsoft shall pay MZI compensation in components as follows:

                  (i) BASIC FEE. A monthly management fee [REDACTED], which amount shall be due and payable for the previous month on the [REDACTED] and this fee shall be prorated for any partial month;

                  (ii) EXPENSE REIMBURSEMENT [REDACTED] This amount is due [REDACTED] days following Microsoft's receipt of a monthly invoice from MZI in the format and with any supporting data as agreed upon. If the actual expenses incurred for a particular month is higher or lower than budgeted, such actual amount shall be invoiced but not to the extent the aggregate for the calendar quarter would go over the budgeted amount for the quarter. In this way the parties will have a quarterly true-up.


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                                       12

                  Beginning January 1, 2001, to the extent the [REDACTED] of the succeeding calendar quarter for possible performance compensation under subparagraph (iii) below, according to the terms and conditions of that subparagraph.

                  Microsoft shall be entitled to receive reasonably requested detailed information from MZI related to MZI's Cost of Services and the Cost of Goods.

                  (iii) PERFORMANCE COMPENSATION. Microsoft agrees to pay MZI [REDACTED]. Beginning January 1, 2001, MZI's [REDACTED]. Microsoft agrees to make available to MZI the survey results within three (3) business days after it receives them. These amounts, as earned, are due net ten (10) days following invoicing at the end of the month. [REDACTED] which shall be potentially available under each of these two scoring systems.

                  After December 31, 2000, under the Microsoft Customer Satisfaction Survey, MZI will be paid: [REDACTED] for a score below [REDACTED] ; for a score of [REDACTED], [REDACTED] of such available performance compensation for that month; [REDACTED] of such performance compensation under this category available for that month.

                  The Microsoft Customer Satisfaction Survey will be conducted once each quarter, but either MZI, if its survey rating is [REDACTED], or Microsoft may request a resurvey not more than once each quarter. Survey results will be valid for purposes of changing the rating under this portion of the performance compensation only if the volume of responses is such that the survey is statistically significant.

                  After December 31, 2000, under the Microsoft Vendor Rating System, MZI will be paid [REDACTED] for a score [REDACTED]; for a score [REDACTED] of such available performance compensation for that month; [REDACTED]

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                                       13

[REDACTED] of such performance compensation under this category available for that month.

                  (iv) EFFORT AND SUCCESS COMPENSATION. In addition to the above payments, Microsoft agrees to pay MZI effort and success compensation in an amount equal to [REDACTED] from the Effective Date through December 31, 2000, unless MZI fails to comply with the first paragraph of Section 3, in which case one monthly payment would not be due. Beginning [REDACTED] each month is potentially available for MZI's effort and success during the month in addressing issues listed on the management log or other performance item list maintained by Microsoft's Account Manager for this Agreement (the "E&S Compensation").

                  Beginning January 1, 2001, the E&S Compensation shall be reduced and added to the Performance Compensation potentially available under subparagraph (iii) above, in equal shares to each portion thereof, in an amount equal to [REDACTED]of the E&S Compensation for each [REDACTED] above [REDACTED] MZI achieves on the Microsoft Customer Satisfaction Survey, not to exceed [REDACTED]. The amount of the E&S Compensation reduction (in accordance with the preceding sentence) shall be effective beginning in the month following the applicable Microsoft Customer Satisfaction Survey and shall continue in effect through the month in which the next Microsoft Customer Satisfaction Survey is completed. For example, if MZI achieves a score of three and six tenths (3.6) on the Microsoft Customer Satisfaction Survey in October, the E&S Compensation shall be reduced by [REDACTED] and this amount will be added to the Performance Compensation potentially available under subparagraph (iii) above beginning in November and will continue in effect until such time as the next Microsoft Customer Satisfaction Survey is completed.

                  Microsoft's Account Manager, in consultation with the MZI Account Manager, will establish a mutually agreed upon dollar amount to be assigned to each management log item or other performance list item. Depending upon the duration, kind or number of the matters on the log, the aggregate assigned dollars could be more than the monthly potential efforts and success fee, but there is no authority under this Subsection (iv) other than to reduce the awarded compensation hereunder. The Microsoft Account Manager determines the level to be awarded each month under this category, from [REDACTED]; provided the Manager's determinations of the level of compensation under this subsection will be based on the established dollar amounts for the management log items or other performance list items which are not satisfactorily either completed as scheduled or progressing toward completion by the scheduled completion date, in either case as such date is established or revised from time to time by mutual agreement. Any such reduction can be deferred or waived by the Microsoft Account Manager in his or her discretion. The manager will provide MZI a written explanation of any sums reduced. This compensation is not on a scored basis. Compensation awarded shall be due net ten (10) days following the end of the month.


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                                       14

                  (v) GENERAL. None of the potential performance compensation under subparagraph (iii), or for the effort and success compensation under subparagraph (iv), which is not earned or awarded for a particular month shall accumulate to any later period.

                  These specified fees are all-inclusive, and describe all of MZI's compensation for Services.

         d. ANNUAL REVIEW. Beginning March 1 and extending through April of each year during the term of this Agreement, or any mutually agreed extensions of this Agreement, the parties shall meet as necessary to review the performance of each party and to determine whether pricing adjustments or other changes are warranted or advisable to make the Agreement fair to each party or to meet the objectives of the Agreement. This required review provision does not preclude meetings or reviews at other times when the parties decide to do so. The first such annual review will be in March and April, 2001. During the course of the annual review, MZI shall present, not later than April 1, its proposed annual budget for the next budget period. Following discussions, the budget shall be finalized not later than May 15 for the next year (July 1 through June 30) or for the shorter budget period if the remaining term of the Agreement is less than one year.

7.       BILLING/MANNER OF PAYMENT.

         a. INVOICING AND MANNER OF PAYMENT. MZI electronically shall invoice Microsoft for the Goods provided under this Agreement on a basis [REDACTED] and for the Services provided under this Agreement on a [REDACTED] basis. Each invoice shall be in accordance with the terms and requirements set forth in Section 6 and electronic invoicing format information provided by Microsoft. The invoices shall be formatted in a manner that rolls up multiple component configurations into single chargeable lines, and lists non-configured peripherals separately. For each Goods configuration, the invoice shall identify the CPU serial number and the appropriate asset number. All fees and charges associated with the particular asset shall be listed separately in such format as mutually agreed upon between the parties. Such invoices shall further clearly state the Cost to Microsoft of the Goods, freight costs (which are both reasonable and actual) to non-Seattle Metropolitan area locations where the particular Goods were delivered, expedite fees (if any), together with the amount of any sales, use or other excise tax (exclusive of Washington Business & Occupation Tax) which is owed (including without limitation, any such tax owed in connection with any freight charges), the rate at which such tax was calculated and the State for which MZI is collecting such tax.

         All invoices shall be expressed and paid in US dollars.

         b. PROOF OF DELIVERY. Upon the delivery of Goods to Microsoft pursuant to this Agreement, MZI shall obtain from the person to whom the Goods were delivered a Confirmation of Receipt, which can be any of the following: (1) legible name and such

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                                       15
person's signature on the pack slip accompanying such Goods indicating receipt; (2) a legible name and such person's signature on the applicable invoice if no pack slip is involved, such as an invoice for the performance of Services; (3) an on line receipt confirmation from a third party carrier;
(4) a receipt confirmation E-Mail from the person to which the Goods were delivered; (5) electronic signature acknowledging receipt of Goods, in a format mutually agreed to in writing by both parties; or (6) passive approval as approved by Microsoft's Technology Materials Management. Such Confirmation of Receipt shall be delivered by MZI to an on site location specified by Microsoft and shall constitute authorization to pay MZI's invoice for the Goods covered by such proof of delivery. Microsoft shall pay only those invoices for Goods which have a corresponding signed Confirmation of Receipt. As presently occurs, MZI's invoices will be bundled and submitted only once each week covering deliveries for a week's time mutually agreed upon. Microsoft shall pay invoices within ([REDACTED]) days after the invoice is submitted in this manner.

         c. BILLING ADJUSTMENTS. The parties agree that in the event any overcharges or undercharges by MZI to Microsoft are discovered, then MZI immediately (within five Business Days) shall reimburse any such overcharge to Microsoft, invoice Microsoft for the undercharge, or in the alternative as agreed to by both parties at that time, make an adjustment to the monthly invoice by the amount of such overcharge or undercharge against any amounts due and owing by Microsoft to MZI under this Agreement.

         d. DISPUTED AMOUNTS. As used herein "Disputed Amounts" means amounts that are subject to a bona fide dispute raised by Microsoft orally or in writing. Partial payment of an invoice will not constitute notice by Microsoft of a Disputed Amount nor does any payment waive or preclude Microsoft's notice of a Disputed Amount. All Disputed Amounts that Microsoft subsequently agrees in writing to pay or that are required to be paid pursuant to a proper court order or award from any mutually submitted arbitration shall be paid within thirty
(30) days from the date of such agreement or determination without interest.

8. RETURNS. All returns of Goods by Microsoft to MZI shall be handled in accordance with Exhibit F.

9. EVALUATION GOODS. All Goods required for evaluation by Microsoft shall be processed by MZI as set forth in Exhibit A-II (Statement of Work for Procurement).

10.      DATABASES.

         a. MICROSOFT DATABASES. MZI shall provide in a prompt manner and in accordance with all applicable Performance Metrics, data to update Microsoft databases relating to the Goods and Services provided by MZI to Microsoft under this Agreement as requested by Microsoft. Such data shall be provided in such form as requested by Microsoft, including electronic updates. All such Microsoft databases shall be sole

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                                       16
proprietary property of Microsoft. Specific names of such databases appear in the individual SOW's.

         b. MZI DATABASES. Microsoft owns all Microsoft related data contained in any MZI business records or database. MZI shall make no commercial use of such information except in its performance of the Agreement. MZI shall retain the Microsoft information in confidence and shall protect it as Microsoft proprietary information to the same degree as specified in Section 18. All such databases shall be updated with current and accurate information at least once [REDACTED] or in accordance with any performance metrics as contained in Exhibit B.

         c. All such information within the descriptions of subparagraphs (a) and (b) above shall be provided to Microsoft as developed and updated, not less than weekly, in a ready to use format which shall be the same as the format in which such records exist in MZI's records, or an alternative approved in advance by Microsoft.

11. REPORTS. MZI shall provide reports to Microsoft in accordance with the individual Statements of Work in a timely manner and conforming with all applicable time requirements specified therein, and all other information as requested from time to time by Microsoft with respect to all Services performed. All reports shall be complete and accurate. Each report, whether in electronic or paper format, shall meet the standard report requirements identified for the report in the individual Statement of Work and shall be delivered within the time as specified therein. MZI shall use its best effort to correct any errors in a report within three (3) Business Days following Microsoft's notice specifying error(s) may have occurred. MZI shall deliver each report, and all supporting documentation therefor, by the time and on the Business Day specified in the Statement of Work.

12.      INSURANCE; RISK ALLOCATION.

         a. GENERAL. Prior to the commencement of this agreement, and throughout the entire term of this agreement, MZI shall procure and maintain the insurance described below. Such insurance shall be in a form and with insurers acceptable to Microsoft and shall comply with the following minimum requirements. Reasonable premiums for these coverages to the extent they pertain to this Agreement will be costs which are reimbursable within the definition of Cost.

         b. COMMERCIAL GENERAL LIABILITY. MZI shall obtain and maintain a commercial general liability insurance policy with reputable insurers reasonably acceptable to Microsoft with policy limits of not less than [REDACTED] each occurrence for bodily injury and [REDACTED] each occurrence for damage to property, or, alternatively, [REDACTED] combined single limit each occurrence for bodily injury and property damage combined. The policy shall be the "occurrence" form and shall include coverage for premises and operations, contractual liability (including insurable contractual liability assumed in this agreement), broad form property damage, and products and completed


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                                       17
operations. The policy shall name Microsoft as an additional insured to the extent of the contractual liability assumed by MZI in this agreement.

         c. AUTOMOBILE LIABILITY. If licensed vehicles will be used by MZI during the term of this agreement, and at all times when such vehicles are operated on the premises of, or on behalf of, Microsoft, MZI shall maintain automobile liability insurance covering all owned, rented, and non-owned vehicles with policy limits of not less than $1,000,000 combined single limit for bodily injury and property damage combined, or, if limits are obtained on a per person and per accident basis, not less than [REDACTED] per person and per accident for bodily injury, and [REDACTED] per accident for property damage.

         d. WORKERS' COMPENSATION. MZI shall at all times comply fully with all applicable workers' compensation, occupational disease, and occupational health and safety laws, statutes, and regulations, if any. Such workers' compensation and occupational disease requirements shall include coverage for all employees of MZI suffering bodily injury (including death) by accident or disease, which arises out of or in connection with the performance of this agreement by MZI. Except to the extent prohibited by law, MZI's program(s) for compliance with workers' compensation and occupational disease laws, statutes, and regulations shall provide for a full waiver of rights of subrogation against Microsoft, its subsidiaries, officers, and employees.

         If MZI, or any subcontractor retained by MZI, fails to effect and maintain a program of compliance with applicable workers' compensation and occupational disease laws, statutes, and regulations, and Microsoft incurs liability or fines or is required by law to provide benefits to such employees or to obtain coverage for such employees, MZI shall indemnify Microsoft for such fines, payment of benefits to MZI's or subcontractors' employees or their heirs or legal representatives, and/or the cost of effecting coverage on behalf of such employees. Any amount owed to Microsoft by MZI pursuant to this indemnity may be deducted from any payments owed by Microsoft to MZI for performance of the agreement.

         e. EMPLOYERS LIABILITY. MZI, in addition to complying with the provisions of Section (d) "WORKERS' COMPENSATION" above, shall maintain coverage for employers' liability with a policy limit of not less than [REDACTED] per accident. In jurisdictions where commercial insurance of workers' compensation is not permitted, this requirement may be fulfilled through addition of an "Employers Stop Gap Liability" endorsement to the comprehensive general liability policy required in Section (b) "COMMERCIAL GENERAL LIABILITY" above.

         f. PROFESSIONAL LIABILITY/ERRORS & OMISSIONS LIABILITY. MZI shall maintain policy limits of not less than [REDACTED] each claim for professional liability/errors and omissions liability insurance. Throughout the term of this agreement, the Professional Liability/Errors & Omissions Liability insurance's retroactive coverage date will be no later than the Effective Date of this agreement. Upon expiration or termination of this agreement, MZI will either maintain active policy coverage, or an


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                                       18
extended reporting period, providing coverage for claims first made and reported to the insurance company within two years after the end of the agreement.

         g. GENERAL REQUIREMENTS APPLICABLE TO ABOVE COVERAGES. The following general requirements shall be applicable to all coverages referenced anywhere in this Section: (i) the above-referenced insurance policies shall be primary and not contributory to any insurance or program of self-insurance maintained by Microsoft; (ii) any deductible or retention in excess of [REDACTED] per occurrence or accident under any of the above required coverages shall be subject to the approval of Microsoft prior to the commencement of the agreement;
(iii) all deductibles and premiums associated with the above coverages shall be the responsibility of MZI; (iv) if, in the opinion of Microsoft, the amount of liability coverage is not adequate by reason of inflationary pressures or experience or the nature and content of MZI's activities, MZI shall increase the amount of insurance coverage as reasonably required by Microsoft; (v) at the request of Microsoft, MZI shall provide to Microsoft, or make available for Microsoft's review, copies of the insurance policies required herein, provided MZI reserves the right to delete certain proprietary information not directly related to the provisions of insurance coverage required under this agreement; and (vi) the above-referenced insurance limits shall not in any way limit the liability of MZI or the liability of any MZI subcontractor during their performance under this agreement. Where any subcontractor is retained by MZI as may be authorized by Microsoft in writing, MZI shall either require such subcontractor to assume the same insurance obligations on behalf of Microsoft as are required of MZI herein, or extend its insurance to cover any subcontractor retained by MZI.

         h. CERTIFICATES OF INSURANCE. Prior to the inception of this agreement, MZI shall provide to Microsoft certificates of insurance evidencing full compliance with the insurance requirements contained herein. Such certificates shall be kept current throughout the entire period of the agreement, and shall provide for at least thirty (30) days advance notice to Microsoft if the coverage is to be canceled or materially altered so as not to comply with the foregoing requirements. Where such insurance is to waive rights of subrogation, the certificate shall expressly reflect in writing the insurers' acceptance of such requirements. Failure by MZI to furnish certificates of insurance or failure by Microsoft to request same shall not constitute a waiver by Microsoft of the insurance requirements set forth herein. In the event of such failure on the part of MZI, Microsoft expressly reserves the right to enforce these requirements.

         i. ORDER OF PRECEDENCE. If any of the provisions within this agreement are inconsistent with the provisions set forth in this Section 12, then the provisions set forth in this Section shall take precedence.

         j. RESPONSIBILITY FOR DAMAGE OR LOSS TO GOODS, FACILITIES, AND
PROPERTY:

                  (i) Title and risk of loss for all Goods purchased by MZI and subsequently delivered to Microsoft shall remain with MZI until the Sale of such Goods occurs.


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                                       19

                  (ii) MZI shall be responsible for the risk of loss for Goods being returned to MZI as defective or otherwise not acceptable to Microsoft or Microsoft's End User from the point of receipt by MZI.

                  (iii) Microsoft may, at its discretion, make Onsite Facilities available to MZI for the purpose of performance of this Agreement. Except for intentional acts or negligence of MZI, its employees or representatives, MZI shall not be liable for loss, damage, destruction, or associated loss of use, to such facilities or other property (exclusive of Goods) which MZI is reasonably required to come into contact with in the course of performing this Agreement.

                  (iv) MZI and its employees shall be responsible for all materials, tools, equipment, vehicles, papers, and any other property of MZI, its employees, or others used in connection with the performance of this Agreement. Except for loss, damage or destruction resulting from the intentional acts or negligence of Microsoft, MZI shall release, indemnify and hold harmless Microsoft and its employees from and against any loss, disappearance, damage, or destruction, including resulting loss of use, of such property.

                  (v) MZI and Microsoft agree to endorse their respective property insurance policies, as necessary, to reflect the assumptions of risk and waivers of liability for damage to property included in the preceding sections.

         k. NOTICE OF LOSS, INJURY OR DAMAGE. In the event of any "significant" injury to persons or damage to property that occurs on the premises of Microsoft during the performance of the Agreement by MZI or any subcontractor thereof, MZI shall notify Microsoft as promptly as reasonably practical after the occurrence of such injury or damage or after MZI becomes aware that it is "significant". For the purposes of this provision, the term "significant" shall mean any damage or loss of property in excess of [REDACTED]

         l. WORKPLACE HAZARDS. If MZI encounters conditions in a Microsoft facility that may pose a threat to the health or safety of MZI's employees or any other individual, MZI shall verbally notify Microsoft immediately of the existence, nature, and location of such condition. MZI shall also provide written notification of the existence, nature, and location of such condition. MZI shall also provide written notification of the existence, nature and location of the condition within three (3) days after discovering the condition. MZI shall require its employees to take additional safety and personal protection measures as appropriate to reduce the potential threat to the health and safety of employees working in the area of the condition until such time as Microsoft is able to evaluate and correct the condition.


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                                       20

13.      INDEMNIFICATION.

         a. MZI agrees to defend, hold harmless, and indemnify Microsoft, and Microsoft's subsidiaries, affiliates, directors, officers, employees, agents and assigns ("Indemnified Parties"), from and against any and all claims, damages, losses, suits, actions, demands, proceedings, expenses, or liabilities of any kind, (including but not limited to reasonable attorneys' fees incurred and expenses necessary to successfully establish the right to indemnification) threatened, asserted or filed (collectively, "Claims") against Microsoft or any Microsoft Indemnified Party, (A) to the extent that such Claims arise out of or relate to (i) bodily injury or death to any person, (ii) loss, disappearance, or damage to property of any person, (iii) any breach or alleged breach of any warranty, representation or agreement made by MZI in this agreement, or (iv) any act or omission to act of MZI, which arises out of or is in any way connected with the Services to be performed under this Agreement, but (B) as to clauses
(i), (ii) and (iv) above, only to the comparative extent that such claims, damages, losses, suits, actions, demands, proceedings, expenses, or liabilities result from the negligent or willful acts or omissions of MZI or its employees, agents or subcontractors.

         b. MZI agrees to defend, hold harmless, and indemnify Microsoft and any Microsoft Indemnified Party from and against any and all Claims against Microsoft or any Microsoft Indemnified Party, to the extent that such Claims either arise out of or relate to the Services performed (or any portion thereof, including software used or developed in performing the Services) under this Agreement or any assertion that the Services (as distinguished from the Goods themselves) infringe or violate any patent, copyright, trademark, trade secret or other proprietary right of a third party. This indemnity does not apply to the extent the Claim is caused by Microsoft's own conduct.

         c. Notwithstanding anything in this Section to the contrary, should the Services (as distinguished from the Goods themselves) performed (or any portion thereof) under this Agreement be held to constitute an infringement and use as contemplated by this Agreement be enjoined or be threatened to be enjoined, MZI shall notify Microsoft and immediately, at MZI's expense: (i) procure for Microsoft the right to continue use, sale, and marketing of the Services performed (or any portion thereof) under this Agreement or (ii) replace or modify the Goods provided if they are affected by such infringement, and the Services performed (or any portion thereof which is affected) under this Agreement such that it is non-infringing, provided that the replacement or modification meets the requirements of this Agreement to Microsoft's satisfaction. If (i) or (ii) are not available to MZI concerning the said Services, in addition to any damages or expenses reimbursed under this Section, Microsoft shall have the right to terminate this Agreement and MZI shall pay to Microsoft all costs associated with transitioning the Services to a new vendor.

         d. If any action shall be brought against Microsoft or any Microsoft Indemnified Party in respect to which indemnity may be sought from MZI pursuant to the provisions of this Section 13, Microsoft shall (i) provide MZI reasonably prompt notice in writing of any such claim or action and permit MZI, through counsel mutually acceptable to Microsoft and MZI, to answer and defend such claim or action and
(ii) provide MZI information and reasonable assistance at MZI's expense to help MZI to defend such claim or action.

         e. MZI may upon written notice thereof to Microsoft undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be satisfactory to Microsoft, and payment of all expenses. Microsoft shall have the right to employ separate counsel and participate in the defense of any claim or action. MZI shall reimburse Microsoft upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Section13. Neither Microsoft nor MZI may settle any claim or action under this Section 13 without first obtaining the written permission of the other, which permission will not be unreasonably withheld. In the event Microsoft and MZI agree to settle a claim or action, MZI agrees not to publicize the settlement without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld.

         f. To the extent of the foregoing indemnity, except to the extent prohibited by law, and solely as respect to bodily injury claims by any employees, subcontractors and/or agents of MZI which fall within the scope of the foregoing indemnity, MZI expressly waives it immunity under industrial insurance laws, including but not limited to Title 51 of the Revised Code of the State of Washington, as respects injuries or death suffered by any employees, Subcontractors and/or agents of MZI.

         g. To the extent set forth in Sections 13(a) and 13(b), MZI shall further hold harmless and indemnify Microsoft from and against any and all suits, claims, actions, or liabilities whatsoever, including reasonable attorney's fees and expenses incurred in connection therewith or with successfully establishing the right to indemnification hereunder, which arises out of the breach or default by MZI in the performance of any obligation to be fulfilled by MZI under this Agreement.

         h. MZI and Microsoft agree that the indemnities set forth in this
Section 13 shall survive and shall be enforceable beyond the termination or completion of this agreement.

MZI AND MICROSOFT EXPRESSLY AGREE THAT THIS SECTION ENTITLED INDEMNIFICATION HAS BEEN READ AND REVIEWED AND HAS BEEN THE SUBJECT OF NEGOTIATION BETWEEN THE PARTIES, AND THAT MZI AGREES TO BE BOUND BY THE TERMS THEREOF.

14. MZI SUBCONTRACTING PLAN. Except for its purchases of Goods, to the extent that MZI is providing products or performing services for Microsoft in the United States pursuant to this Agreement and it is authorized to obtain and does obtain some or all of the products or services from any third party in fulfilling its obligations under this Agreement (the "Third Party Products or Services"), MZI agrees to acquire Third Party Products and Third Party Services from each of the following:

         a. MINORITY-OWNED BUSINESSES. At least [REDACTED] percent [REDACTED] (%) of the total amount paid by MZI to suppliers of Third Party Products or Services shall be attributable to Third Party Products or Services obtained from Minority-Owned Businesses. For purposes of this section, "Minority-Owned Businesses" shall mean businesses (a) which are at least [REDACTED] owned by a Minority Person or Persons or, in the case of any publicly owned business, at [REDACTED] of the stock of which is owned by a Minority Person or Persons and (b) whose management and daily business operations are controlled by one or more of the same Minority Person or Persons having such ownership interest. For purposes of this section, "Minority Person or Persons" shall mean one or more individuals residing in the United States who are (a) African-American/Black, (b) Hispanic, (c) Asian-American/Pacific Islander (including native Hawaiians), or (d) Native American/American Indian (including Inuits and Aleuts); and

         b. WOMEN-OWNED BUSINESSES. At least [REDACTED ]percent [REDACTED] (%) of the total amount paid by MZI to suppliers of Third Party Products and/or Services shall be attributable to Third Party Products or Services obtained from Women-Owned Businesses. For purposes of this section, "Women-Owned Businesses" shall mean businesses (a) which are at least fifty-one percent (51%) owned by one or more women residing in the United States, or, in the case of any publicly owned business, at [REDACTED] of the stock of which is owned by one or more women residing in the United States and (b) whose management and daily business operations are controlled by one or more of the same women having such ownership interest.

         By the 15th business day following each calendar quarter, MZI shall submit to Microsoft's Account Manager a report (in a mutually agreed upon format) signed by an officer of MZI, which indicates MZI's compliance or efforts to comply with the requirements of this section. The report shall include the name(s) of all third parties from which MZI obtains Third Party Products or Third Party Services and the total dollar amount of such purchases for the preceding quarter. MZI agrees that the total dollar amount of such purchases shall not be co-reported or double-reported to government agencies or other third parties. MZI shall provide the Microsoft Account Manager with the name of a specific MZI employee contact responsible for administration of MZI's obligations under this section (the "MZI Contact").

         If MZI has used reasonable best efforts to fulfill its obligations under this section (including the efforts identified in the preceding paragraph), but has failed to do so for reasons beyond MZI's reasonable control, then the MZI Contact shall:


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                                       23

                  1. meet with the Microsoft Account Manager and Microsoft's Supplier Diversity Program Manager to discuss MZI's efforts to comply with this section. If the Microsoft Account Manager and Microsoft's Supplier Diversity Program Manager determine that MZI has made reasonable, but unsuccessful, efforts to be in compliance with this section, then, at Microsoft's sole discretion, (1) Microsoft shall not enforce MZI's obligations under this section for a period not to exceed the timeframe required by MZI to comply with the provisions of Subsection 2, below, (2) Microsoft shall confirm the same in writing, and (3) Microsoft shall not consider MZI to be in breach of its obligations under this section, and

                  2. develop, in conjunction with the Microsoft Account Manager and Microsoft's Supplier Diversity Program Manager, a mutually agreeable plan (including, but not limited to, a compliance timeline, quarterly compliance milestones, and quarterly reporting requirements) by which MZI shall come into compliance with its obligations under this section.

15. RELATIONSHIP OF PARTIES. MZI is an independent contractor with Microsoft. Nothing in this agreement shall be construed as creating an employer-employee relationship with any MZI employee or other person or as a guarantee of any continued contractual relationship. MZI further agrees to be responsible for all of MZI's federal and state taxes, withholding, social security, insurance, and other benefits. Upon request, MZI shall provide Microsoft with reasonable evidence of independent contractor status and the absence of any Microsoft employment relationship with any persons involved in or related to its performance of this Agreement. MZI further warrants that in the event the Internal Revenue Service or any other state or local agency determines that MZI is a common law employee of Microsoft and therefore subject to withholding and payroll taxes (e.g., federal income tax, FICA, FUTA, etc.), MZI will indemnify fully Microsoft for all such withholding and payroll taxes, and associated interest and penalties, if any, assessed against Microsoft in connection with such determination. In the event taxes are required to be withheld on payments made thereunder by any U.S. (state or federal) or foreign government, Microsoft may deduct such taxes from the amount owed MZI and pay them to the appropriate taxing authority. Microsoft shall in turn promptly secure and deliver to MZI an official receipt for any taxes withheld. Microsoft will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

16.      QUALITY CONTROL.

         a. MZI shall comply with all pertinent Microsoft financial controls, policies, procedures, and systems requirements reasonably specified by Microsoft and provided to MZI.

         b. MZI shall maintain a quality plan which develops, communicates and implements goals and processes to insure high-quality process output and effective operations, and will work with Microsoft to develop and track metrics which will give a current, valid indication of MZI's performance under this Agreement. Specific requirements for quality control shall be outlined in the Statements of Work.

17.      TAXES.

         a. The amounts to be paid by Microsoft to MZI herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, (i) any state or local sales or use taxes (or any value added tax or business transfer tax) now or hereafter imposed on the provision of goods and services to Microsoft by MZI under this Agreement (other than Collected Taxes, which Microsoft is obligated to pay under Section 17(b) below),
(ii) taxes imposed or based on or with respect to or measured by any net or gross income or receipts of MZI, (iii) any franchise taxes, taxes on doing business, gross receipts taxes (except as stated at subparagraph (e) below with respect to Washington's business and occupation tax) or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference),
(iv) any taxes imposed or assessed after the date upon which this Agreement is terminated, (v) taxes based upon or imposed with reference to MZI's real and/or personal property ownership and (vi) any taxes similar to or in the nature of those taxes described in (i), (ii), (iii), (iv) or (v) above, now or hereafter imposed on MZI (or any third parties with which MZI is permitted to enter into agreements relating to its undertakings hereunder) (all such amounts, together with any penalties, interest or any additions thereto, collectively "Taxes"). Microsoft is not liable for any Taxes incurred in connection with or related to the sale of goods and services under this Agreement, and all such Taxes shall be the financial responsibility of MZI, provided that Microsoft shall pay to MZI Collected Taxes in accordance with Subsection (b) below. MZI agrees to indemnify, defend and hold Microsoft harmless from any Taxes (other than Collected Taxes) or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes (other than Collected Taxes).

         b. Any sales or use taxes described in (a)(i) above that (i) are owed by Microsoft as a result of its purchase of Goods or Services under this Agreement or are required to be collected from Microsoft by MZI under applicable law, and (ii) are based solely upon the amounts payable under this Agreement (such taxes the "Collected Taxes"), shall be stated separately as applicable on MZI's invoices and shall be remitted by Microsoft to MZI, whereupon, and as required, MZI shall remit to Microsoft official tax receipts indicating that such Collected Taxes have been collected by MZI. Microsoft may provide to MZI an exemption certificate, acceptable to the relevant taxing authority, (including without limitation a resale certificate or R+D exempt equipment certificate) in which case MZI shall not collect the taxes covered by such certificate. MZI agrees to take such steps as are reasonably requested by Microsoft to minimize such Collected Taxes in accordance with all relevant laws and to cooperate with and assist Microsoft, at Microsoft's request, in challenging the validity of any Collected Taxes or taxes otherwise paid by Microsoft. MZI agrees to share equally the cost of any successful Microsoft-initiated ruling and/or appeal or other determination that concludes that the Collected Taxes (including, but not limited to, sales or use taxes, are not owing in whole or in part under this Agreement. MZI shall indemnify and hold Microsoft harmless from any Collected Taxes, penalties, interest, or additions to tax arising from amounts paid by Microsoft to MZI under this Agreement, that are asserted or assessed against Microsoft to the extent such amounts relate to amounts that are paid to or collected by MZI from Microsoft under this section. If any taxing authority refunds any tax to MZI which Microsoft originally paid to MZI, or MZI otherwise becomes aware that any tax was incorrectly or erroneously collected from Microsoft, or MZI otherwise receives an economic benefit (including, but not limited to, an audit offset) as the result of incorrectly or erroneously receiving Collected Taxes from Microsoft, then MZI shall promptly remit to Microsoft an amount equal to such refund, incorrect collection or tax benefit as the case may be, plus any interest thereon.

         c. If taxes are required to be withheld on any amounts otherwise to be paid by Microsoft to MZI, Microsoft will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. At MZI's written request and expense, Microsoft will use reasonable efforts to cooperate with and assist MZI in obtaining tax certificates or other appropriate documentation evidencing such payment, provided, however, that the responsibility for such documentation shall remain with MZI.

         d. The parties agree that any workers who are engaged by MZI and provide Services on-site at Microsoft ("Workers") shall be employees of MZI and not of Microsoft or its subsidiaries for all purposes, including, without limitation, workers compensation, taxes, compensation and employee benefits. MZI shall make all applicable employment and payroll tax withholdings and payments with respect to such Workers' compensation, and Microsoft shall not be responsible to provide the Workers with any compensation or employee benefits. In the event the Internal Revenue Service, a state or federal agency, or a court determines that the Workers are common law employees of Microsoft or its subsidiaries, MZI shall fully indemnify Microsoft and its subsidiaries for all costs or damages incurred with respect to such determination, including without limitation, withholdings and payroll taxes and associated interest and penalties, if any, assessed against Microsoft or its subsidiaries.

         e. Microsoft will reimburse MZI's actual payment of Washington business and occupation taxes when evidenced by certificates of payment in form and substance satisfactory to Microsoft. The said reimbursement will be by separate payment within thirty (30) days after delivery to Microsoft of the requisite certificate of payment and all necessary supporting documentation.

         f. This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

18.      CONFIDENTIALITY.

         a. Each party expressly undertakes to retain in confidence all confidential information in accordance with Exhibit H (NDA), which supersedes and replaces the nondisclosure agreement previously entered into by the parties on September 1, 1998. In addition, MZI agrees that all of its employees and approved Subcontractors working in Microsoft facilities and/or performing Services for Microsoft will sign a Microsoft Agreement for Third-Party/Vendor Resources (with Non-Disclosure Provisions) (Exhibit I). MZI agrees that it will retain in confidence and will not, without the prior written consent of Microsoft, disclose to any other person or entity the terms of this Agreement and/or any pricing or other product sales information which it obtains from any third party in the course of its performance of this Agreement and will make no use of such information except under the terms of, and during the existence of, this Agreement. MZI further agrees that within its own company structure, MZI will only disclose any pricing or other product sales information which it obtains from any third party in the course of its performance of this Agreement to those MZI employees who have a need to know such information for the purposes of carrying out the terms of this Agreement, which employees shall be pre-approved in writing by Microsoft, and MZI agrees to vigorously police and enforce its obligations under this Section 18.

         b. For purposes of this Agreement and the above referenced NDA's, but not as a limitation thereunder, all employee data or other employee information received by MZI from Microsoft will be treated as confidential and will not be sold, provided, or shared with any mailing list or other service.

         c. Notwithstanding anything to the contrary in the NDA or elsewhere in this Agreement, the parties recognize that federal securities laws may require MZI to disclose publicly or file this Agreement or certain information related to this Agreement, and to the extent such a legal requirement exists, nothing in the NDA or this Agreement shall be deemed to prohibit or prevent MZI from complying with its legal obligations in that regard.

         d. In each instance of MZI disclosures referred to in Subsection (c) above, MZI shall provide advance notice to Microsoft of its intention to make such a disclosure, which notice will be at least ten (10) days prior to any such disclosure, along with a copy of the documents and text it intends to use, including its proposed redactions. Microsoft shall then provide its comments and requested redactions within three (3) business days after such notice is received. MZI will use its reasonable efforts to accommodate Microsoft's requests and to redact Microsoft's name, including making such requests of the SEC or other regulatory agency concerned. It shall inform Microsoft of the outcome.

19. WARRANTIES AND REPRESENTATIONS. MZI represents and warrants to Microsoft as follows:

                  (i) MZI has full and exclusive right and power to enter into and perform according to the terms of this Agreement.

                  (ii) Services provided, including any portion performed by any Subcontractor, will strictly comply with the terms, conditions and each other provision of this Agreement and all Exhibits attached hereto. MZI will be responsible for the acts and omissions of MZI, its employees, agents and Subcontractors. Goods and Services provided by MZI under this Agreement shall be with good title free and clear of any liens, claims or encumbrances.

                  (iii) Services provided in relation to this Agreement will meet the quality and performance standards including Performance Metrics established under this Agreement and the Statements of Work.

                  (iv) MZI shall at all times comply with its commitments and obligations as stated in this Agreement. This includes the financial covenants of Section 20.

                  (v) MZI's employees and Subcontractors shall at all times, while on Microsoft property or while performing the Services, comply with all applicable, local, state and federal laws, including all laws prohibiting harassment of any kind in the workplace. MZI assumes all responsibility for providing to its employees and Subcontractors any training that may be required to insure compliance with such laws.

                  (vi) MZI's employees and Subcontractors shall, while on Microsoft property or while performing any activities related to the Services, comply with the Microsoft Vendor Code of Conduct and Microsoft Pre-Placement Policy, attached hereto as Exhibits J and K, respectively, and incorporated herein by reference. MZI agrees to immediately remove and replace any of its employees or Subcontractors who are in violation of the foregoing.

                  (vii) MZI will at all times comply fully with the Insurance and Risk Allocation provisions of Section 12.

                  (viii) MZI will at all times compensate, reimburse and indemnify Microsoft for loss or damage caused by any MZI employee or Subcontractor who unlawfully, improperly or without proper Microsoft authorization removes, retains, possesses, misappropriates or fails to return any Microsoft property.

                  (ix) MZI, in its capacity as an authorized reseller, shall provide to Microsoft, on a pass-through basis, all manufacturer warranties associated with Year 2000 readiness, and (a) any software, hardware, firmware or other goods used by MZI in connection with the Services, shall accurately manipulate, process, compare, display and calculate date or time data from, into, and between the twentieth and twenty-first centuries, including leap years; and (b) the information technology, financial, operational, communication and other systems and processes used by MZI, its Subcontractors, agents, and other third parties in connection with MZI's business and/or relationship with

Microsoft shall not be interrupted or adversely affected by the manipulation, processing, comparison, display or calculation of dates from, into and between the twentieth and twenty-first centuries, including leap years. Additionally, MZI agrees to work with Microsoft and provide all necessary information in a prompt manner should Microsoft have any inquires regarding the Year 2000 readiness of MZI or any of the information or technology that is the subject of this Section.

20. FINANCIAL COVENANTS. These financial covenants apply during the term of this Agreement and during any mutually agreed extensions.

         a. MINIMUM NET WORTH. MZI shall maintain a minimum net worth, fairly presented, never less than [REDACTED] on an unconsolidated basis.

         b. CURRENT RATIO. MZI shall maintain a ratio of current assets to current liabilities, fairly presented, never less than [REDACTED] on an unconsolidated basis.

         c. LOANS AND ACCOUNTS PAYABLE. Other than items which MZI disputes in good faith, MZI shall not have any loans or material accounts payable more than [REDACTED] days past due. As to each account payable arising in relation to Goods or Services provided to Microsoft, MZI shall pay the same as and when due.

         d. FINANCIAL INFORMATION. Upon its request, within two (2) full Business Days, Microsoft shall be provided full financial information for MZI as necessary to establish its compliance or noncompliance with these financial covenants (but not requiring a mid-month financial statement) and copies of MZI's most recent financial statements and for the previous full year, not consolidated with any other corporation or entity including its balance sheet and profit and loss statement, with clear notation of all the assets, liabilities or items of revenue or expense with, or resulting from dealings with, MZI's parent or subsidiary entities.

         e. DEEMED INSECURE. Whenever Microsoft determines in its discretion that MZI's financial condition is reasonably likely to affect adversely MZI's ability to perform this Agreement according to its terms, Microsoft, in addition to its other remedies, shall have the right to deem its position as insecure and by immediately effective notice to change the payment terms so that each Microsoft payment thereafter is expressly conditioned upon, and not due until, MZI furnishes Microsoft with lien waivers or other evidence satisfactory to Microsoft showing that (i) MZI has paid all suppliers and interested parties and that the Goods and Services to which the payment relates have been delivered and furnished to Microsoft free of liens, claims, or encumbrances, and (ii) MZI is solely entitled to such payment.


***[REDACTED]-Confidential treatment requested***

21. TERM AND DEFAULT/TERMINATION. This Agreement having originally commenced on July 1, 2000, shall have a stated term through June 30, 2003.

         a. EARLY TERMINATION AND DEFAULT. The term is subject to early termination of the Agreement in accordance with the following:

                  (i) This Agreement shall terminate automatically upon a Default under Section 21(a)(ii)(B) below. Either party shall have the right to terminate this Agreement immediately upon a Default under Section 21(a)(ii)(A). MZI may terminate this Agreement as to Microsoft upon a Default by Microsoft under Section 21(a)(ii)(C). Microsoft may terminate this agreement upon a default by MZI under Section 21(a)(ii)(C).

                  (ii) Each of the following is a Default or event of default:

                           (A) MZI's or Microsoft's failure to comply with a
provision of Sections 18 or 22;

                           (B) The occurrence of any of the following (each an
"Insolvency Event of Default"): (i) any party admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of its creditors; (ii) a proceeding is instituted, voluntarily or otherwise, by or against any party seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debt, which is not dismissed within thirty (30) days; (iii) a proceeding is initiated against any party seeking to appoint a receiver, trustee or other similar official for it or for any substantial part of its property, which is not dismissed within thirty (30) days; (iv) a party ceases to pay its debts as they become due; or (v) any party becomes Insolvent, as defined elsewhere herein; and

                           (C) The failure of either party to perform any of the
party's obligations contained in this Agreement, which failure has not been cured within fifteen (15) days after the non-defaulting party provides notice to the defaulting party describing the Default(s) in reasonable detail. This right of cure shall not apply to Defaults described in Section 21(a)(ii)(A) or (B) above.

                  (iii) Microsoft may terminate this Agreement immediately upon the acquisition of ownership by any third person of one-third of MZI's shares or upon MZI's sale to a third party of one-third or more of MZI's assets or upon MZI's merger with another company with the result that MZI's shareholders, prior to the merger, no longer control the surviving entity.

                  (iv) On or after November 30, 2000, either Microsoft or MZI may elect to terminate this Agreement during or after the Term without cause or without the occurrence of a Default, which termination shall be effective ninety
(90) days after written notice to the other.

         b. EFFECT OF TERMINATION. Notwithstanding termination of this Agreement, Microsoft shall pay to MZI all amounts earned prior to termination, with the exception of Disputed Amounts, and each party shall return any Confidential Information of the other party within ten (10) days from the date of such termination. In addition, MZI shall provide Microsoft, in electronic format, a record of (a) all transactions with Microsoft pursuant to this Agreement (which have not been previously provided to Microsoft) and (b) all data pertaining to Services performed under this Agreement (which has not been previously reported to Microsoft) within ten (10) days from the date of such termination in a standard computerized management maintenance system format. For each order that has not been delivered to a Microsoft End User as of the date of termination, Microsoft agrees to pay MZI the amount due for each order after the order has been delivered to the Microsoft End User and a Confirmation of Receipt has been obtained pursuant to the payment time last in effect under this Agreement. In addition, Microsoft agrees to reimburse MZI for the Cost of Goods held in MZI's Inventory at the time of termination which were purchased specifically for Microsoft. MZI shall ship said Goods to a destination designated by Microsoft. Termination of this Agreement shall not affect rights of either party hereunder accrued prior to termination of this Agreement. Upon termination by Microsoft of some but not all Services, MZI shall continue to render Reports as provided herein with respect to the Services not terminated, if any. Microsoft agrees to reimburse MZI for and assume all responsibility for non-returnable Goods, special order Goods and/or Non Reseller Goods upon termination, provided the inventorying of such Goods was requested in writing by Microsoft or required by this Agreement.

         c. SURVIVAL. The terms and conditions of Sections 3(d), 3(f), 7(c), 8, 13, 17-20, 21(b), 23-24, 27, 29, 39 and 40 will survive any termination or expiration of this Agreement. With respect to tax matters, the provisions of
Section 17 shall survive termination until the expiration of any applicable statute of limitations.

         d. TRANSITION OF SERVICES. In the event of termination, MZI will make its staff available to assist with the transition. MZI will be compensated based on mutually agreeable hourly rates for these transition services. Such transition assistance period shall in no event exceed one hundred eighty days
(180) days after the termination is effective.

         e. EFFECT OF DEFAULT. In the event of a Default, the parties shall have all rights and remedies provided in this Agreement or otherwise available under law as limited by this Agreement.

22. ASSIGNMENT. Subject to Section 38, neither this Agreement nor any rights or obligations thereunder shall be assigned or otherwise transferred, in whole or in part, by either Microsoft or MZI, without the prior written consent of the other. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

23. ENTIRE AGREEMENT. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement supersedes all oral statements and representations between the parties. It also supersedes the Letter of Intent between the parties dated May 18, 2000, as extended, except that all orders placed thereunder prior to the actual execution of this Agreement shall be performed under the Letter of Intent provisions and the July 1 effective date of this Agreement does not derogate from this provision, but the July 1 date will apply as a starting point for MZI's compensation under this Agreement. This Agreement, along with its various Exhibits, contains the entire agreement between the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby and shall merge all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of MZI and Microsoft by their respective duly authorized representatives. No modification to this Agreement shall be made by the acceptance or acknowledgment of an order or shipping form, receipt or invoice, or any other document that contains terms or conditions at variance with or in addition to those set forth in this Agreement.

24. NOTICES AND REQUESTS. Any notice, authorization, request or other communication required or permitted to be made hereunder shall be in writing, signed by the party giving or making such notice or communication, and shall be sent to the addresses set forth below, or to such other addresses as the parties shall have specified in writing, and shall be deemed given (i) in the case of a message or notice sent by U.S. mail or by any other courier or delivery service, when actually received by the addressee or (ii) in the case of a message or notice sent by facsimile, when sent with receipt confirmed by telephone:

         Microsoft:        Microsoft Corporation
                           One Microsoft Way
                           Redmond, WA  98052
                           Attn: [REDACTED] Senior Director of Procurement and
                           Business Services (or his successor)
                           Fax:    (425) 936-7329
                           E mail: [REDACTED] @microsoft.com

         with a copy to:   Microsoft Corporation
                           One Microsoft Way
                           Redmond, WA  98052
                           Attn: [REDACTED] Law and Corporate Affairs (or his
                           successor)
                           Fax:    (425) 936-7329
                           E mail: [REDACTED] @microsoft.com

***[REDACTED]-Confidential treatment requested***

         MZI:                       MZI Corporation
                                    707 South Grady Way
                                    Renton, WA  98055
                                    Attn:   Firoz Lalji, President and CEO
                                    Fax:    (425) 430-3626
                                    E mail: phil.lalji@mzi.com

         With a copy to:            John M. Steel
                                    Gray Cary Ware and Freidenrich LLP
                                    999 Third Avenue, Suite 4000
                                    Seattle, WA  98154-1065
                                    E mail: jsteel@graycary.com

25. HEADINGS. The Section headings used in this Agreement and the attached Exhibits are intended for convenience only and shall not be deemed to supersede or modify any provisions.

26. CONTROLLING LAW/JURISDICTION. This Agreement shall be construed and controlled by the laws of the State of Washington, and MZI consents to jurisdiction and venue in the state and federal courts sitting in King County, State of Washington. Process may be served on either party in the manner authorized by applicable law or court rule.

27. ATTORNEYS' FEES. If either Microsoft or MZI employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses incurred in relation thereto.

28. SEVERABILITY AND WAIVER. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. The waiver by one party of any default or breach under this Agreement by the other party shall not constitute a waiver of any subsequent default or breach of the same or a different kind. The rights and remedies of either party hereunder are cumulative and no enforcement or exercise by either party of any right or remedy hereunder shall preclude the exercise or enforcement by such party of any other right or remedy under this Agreement or to which such party is otherwise entitled by law or equity.

29. AUDIT RIGHTS. MZI shall keep for a period of ten (10) years all usual and proper records necessary for the performance of Services under this Agreement, including but not limited to, such records relating to (a) Key Performance Indicators, databases, all costs and expenses covered under this Agreement, including those for which MZI seeks reimbursement pursuant to Section 6, (b) all sales, use and/or other excise taxes related to Goods purchased under this Agreement, and (c) all Sales of Goods under this Agreement, including without limitation, pack slips, CORs and invoices. Microsoft reserves the right to audit all of MZI's records pertaining to the performance of Services during the term of this Agreement and for a period of four (4) years thereafter, provided that any such audit(s) shall be conducted during normal Business Hours in such a manner as not to unreasonably interfere with the operations of MZI. Microsoft reserves the right to designate a third party fee-for-services auditor for this purpose. This third party audit shall be binding on each of the parties if it is conducted by (i) the firm of Ernst & Young, which does not have a relationship with either party, or (ii) such other firm of auditors as the parties may mutually agree upon, or (iii) in the absence of such an agreement a firm of auditors not having a relationship with either party designated by the King County Superior Court from a list of up to two nominees provided by each party. Microsoft Internal Audit may schedule, but will not be limited to, one audit each contract year. Microsoft will submit in writing to MZI, all findings from such audit(s) deemed material by Microsoft. MZI shall have the right to dispute in good faith the findings of a third party audit conducted by an auditor other than one specified or selected under (i), (ii) or (iii) above, or any Microsoft internal audit. Subject to MZI's dispute right, MZI shall be liable to Microsoft for any discrepancies disclosed by any such audit(s), regardless of the time period of any such audit. Audit expenses paid to any such third party shall be borne by Microsoft unless discrepancies are discovered which would result in a reduction of payments to MZI in excess of [REDACTED] per annum, in which case audit expenses, not to exceed (a) [REDACTED] of total discrepancies, in the case of a contingency audit firm or (b) in the case of a fee for services audit firm, the lesser of [REDACTED] of total discrepancies or the total audit expense shall be payable within thirty (30) days after conclusion of the audit, except if the audit is one for which MZI has the right of good faith dispute as stated above and it does dispute the audit result, in which case it will be paid within thirty (30) days after the dispute is resolved by agreement or litigation if it is still due.

30. PRESS RELEASES, ETC. The contents of all press releases or other public announcements, if any, regarding the contractual relationship between the parties or any of the details contained in this Agreement, shall be jointly approved by Microsoft and MZI in writing prior to being released or made.

31. TRADEMARKS. MZI shall not use the Microsoft name and other Microsoft trademarks in connection with the performance of Services under this Agreement.

32. NO PARTNERSHIP OR FRANCHISE. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating an employer-employee relationship, a partnership or joint venture, or as granting a franchise as defined in the Washington Franchise Investment Protection Act, RCW 19.100, as amended, or 16 CFR Section 436.2(a). Microsoft and MZI are, and at all times shall remain, independent contractors and neither shall have the power or authority to make any statement, representations or commitments of any kind or to take any action binding on the other except as provided for herein or authorized in writing by the party to be bound. Microsoft accepts no liability and will not make deductions for taxes of any nature levied or that may be levied against MZI's earned compensation provided for herein.


***[REDACTED]-Confidential treatment requested***

33. FURTHER ASSURANCES. Each party hereby agrees to execute such further documents, papers and instruments and take such further action as is necessary, appropriate or helpful as the other party may reasonably request in order to carry out the purposes and intent of this Agreement.

34. LIMITATION OF LIABILITY. In no event will either party be liable to the other party for any special, incidental or consequential, damages even if advised of the possibility of such damages.

35. BEST FAITH EFFORTS. Notwithstanding the foregoing, in the event that MZI fails to fulfill the obligations stated herein, for reasons beyond MZI's reasonable control, then the MZI representative agrees to meet with Microsoft's Technology Materials Management Director to discuss any necessary revisions to the above stated obligations. To the extent particular Goods are unavailable in the market despite MZI's efforts, the parties will work toward practical alternative procedures. MZI does not warrant the availability of Goods.

36. FORCE MAJEURE. Neither party shall be liable to the other for performance delays due to war, civil disturbance, natural disaster, fire or other acts of God.

37. FAVORED NATIONS CLAUSE. If MZI enters into a similar agreement offering similar Services of substantially the same kind and type, on a comparable basis with reasonable adjustments for differences in the two agreements, and involving similar quantities, to a similar buyer at a lower price, that price shall be applied to this Agreement on a go forward basis.

38. SUBCONTRACTING OF SERVICES. In addition to arrangements under Section 14, MZI shall have the right to subcontract a portion of the Services to Subcontractors approved by Microsoft provided that Microsoft and MZI mutually agree in writing upon which Services shall be subcontracted. In the event the parties agree that MZI shall have the right to subcontract a portion of the Services, MZI shall have the right to do so only if MZI complies with all of the following conditions and requirements:

         a. MZI guarantees in all respects its Subcontractor's fulfillment of the applicable obligations imposed on MZI by this Agreement;

         b. MZI shall indemnify Microsoft for all damages and costs of any kind, without limitation, incurred by Microsoft or any third party and caused by Subcontractor's fulfillment of the applicable obligations imposed on MZI by this Agreement;

         c. Microsoft, in its sole discretion, approves such Subcontractor prior to Subcontractor performing such Services. Microsoft shall be provided a copy of the Subcontract;

         d. Microsoft may, in its sole discretion, require that the Subcontractor execute a separate agreement with Microsoft that includes the same or similar provisions required in this Agreement; and

         e. MZI agrees to make all payments to the Subcontractor for Services performed for which Subcontractor was hired. In the event MZI fails to pay a Subcontractor for Services performed, Microsoft shall have the right, but not the obligation, to pay such Subcontractor for such Services. In such case, Microsoft shall have the right to offset any amounts due and owing to MZI with the amounts paid to such Subcontractor. MZI shall indemnify Microsoft for all damages or costs of any kind, without limitation, incurred by Microsoft caused by a failure of MZI to pay a Subcontractor for Services performed.

39. NONSOLICITATION. MZI shall not market any services, other than those Services offered under this Agreement, directly to any employees of Microsoft or its subsidiaries, without Microsoft's prior written approval.

40. EXHIBITS. The operating provisions of the Statements of Work may be revised upon advance notice by Microsoft by electronic or other means; provided, however, if the change would substantially increase MZI's required number of employees to perform the Agreement, or the change would require dedication of substantial additional other resources, the Statement of Work change will be effective only upon mutual agreement. Other changes in the Statements of Work may be made by Microsoft as contemplated in Section 3(a).

         The other attached Exhibits may each be amended and modified by mutual agreement of Microsoft and MZI evidenced by written agreement and the revised Exhibit may be attached hereto as Exhibits A through L. Such Exhibits shall be in accordance with the terms and conditions of this Agreement. Each revised Exhibit shall be substantially in the form of the Exhibit it is amending or modifying, Land shall be signed by an authorized representative of each party, consecutively numbered (i.e., Exhibit B-1, B-2, B-3, etc.) and attached to this Agreement.

41. ATTACHMENTS.

         The following Attachments are hereby incorporated:

     - Exhibit A - Statement of Work
     - Exhibit B - Performance Metrics
     - Exhibit C - Constrained Goods Procedure
     - Exhibit D - Configuration Compliance
     - Exhibit E - Freight
     - Exhibit F - Returns Policy
     - Exhibit G - Business Policies

     -   Exhibit H - Microsoft Standard Non-Disclosure Agreement (NDA)
     - Exhibit I - Microsoft Agreement for Third-Party/Vendor Resources (with Non-Disclosure Provisions)
     -   Exhibit J - Vendor Code of Conduct
     -   Exhibit K - Pre-Placement Policy
     -   Exhibit L - Related Parties

         IN WITNESS WHEREOF, the parties execute this Agreement to be effective as of the date first set forth above.

MICROSOFT CORPORATION                       MULTIPLE ZONES INTERNATIONAL, INC.

By                                          By
   ----------------------------------          ---------------------------------

Name:  [REDACTED]                           Name: Firoz Lalji

Title: Senior Director of Procurement       Title: President and Chief Executive
       and Business                                Officer

Date:                                       Date:
      -------------------------------             ------------------------------

***[REDACTED]-Confidential treatment requested***

                                    EXHIBIT A
                                    ---------

                                STATEMENT OF WORK

                          To be completed and annexed.

                                    EXHIBIT B
                                    ---------

                               PERFORMANCE METRICS

1.  ON-TIME DELIVERY (MICROSOFT STANDARDS)

     DEFINITION:

On-Time Delivery of Microsoft Standards shall be defined as delivery of Goods by Multiple Zones to the end user within ([REDACTED]) Business Hours after the Authorized Microsoft Requisition(s) has been sent via EDI from Microsoft through General Electric Information Services (GEIS).

         -

     CLARIFICATION:

         - All orders will be based upon the individual line item classification.

         - Constrained Goods as defined in the Agreement and Exhibit C, Constrained Goods, will be excluded from this metric.

         - Non-partial orders will be classified as the lowest common denominator.

     MEASUREMENT:

         - Total Microsoft Standard line items processed during the month where the elapsed time (measured in Business Hours per the Microsoft schedule) between the Authorized Microsoft Requisition receipt date and the date of the end user's signature averages less than or equal to ([REDACTED]) Business Hours as an average of all standard line items processed during the month.

         - The goal shall be that the on-time delivery of Microsoft Standards as an average of all standard line items processed during the month be equal to ([REDACTED]) Business Hours within six (6) months of the Effective Date of this Agreement.

2.  ON-TIME DELIVERY (MICROSOFT NON-STANDARDS)

     DEFINITION:

         - On-Time Delivery of Microsoft Non-Standards shall be defined as delivery of Goods by Multiple Zones to end-user within ([REDACTED]) Business Hours after the Authorized Microsoft Requisition(s) has been sent via EDI from Microsoft through GEIS.

     CLARIFICATION:

         - All orders will be based upon the individual line item classification.
         -    Constrained Goods as defined in the Agreement and Exhibit C,
              Constrained Goods, will be excluded from this metric.
         -    Non-partial orders will be classified as the lowest common denominator.

     MEASUREMENT:

***[REDACTED]-Confidential treatment requested***

         - Total Microsoft Non-Standard line items processed during the month where the elapsed time (measured in Business Hours per the Microsoft schedule) between the Valid Requisition receipt date and the date of the end user's signature averages less than or equal to ([REDACTED]) Business Hours as an average of all non-standard line items processed during the month.

         - The goal shall be that the On-time Delivery of Microsoft Non-Standards as an average of all standard line items processed during the month be equal to ([REDACTED]) Business Hours within six (6) months of the Effective Date of this Agreement.

3.  EXPEDITES

     DEFINITION:

         - On-Time Delivery of Microsoft Expedites shall be defined as delivery of Goods by Multiple Zones to the end user within ([REDACTED]) Business Hours after the receipt of an Authorized Microsoft Requisition(s) has been sent via EDI from Microsoft through GEIS.

         - Expedites shall be those Goods designated by an end-user as "expedite" status via MS Market.

     CLARIFICATION:

         -    The order must be filled within ([REDACTED]) Business Hours.

         - Constrained Goods as defined in the Agreement and Exhibit C, Constrained Goods, will be excluded from this metric.

     MEASUREMENT:

         - Total Microsoft Expedite line items processed during the month where the elapsed time (measured in Business Hours per the Microsoft schedule) between the time stamp that the Authorized Microsoft Requisition(s) has been sent via EDI from Microsoft through GEIS and the date of the end user's signature averages less than or equal to ([REDACTED]) Business Hours as an average of all expedite line items processed during the month.

4.  ON-TIME PC RECYCLE AND RETURN PICK-UPS

     DEFINITION:

         - On-Time pick-up of PC Recycle products and Returns to occur within business days of the end-user request on the Microsoft return form.

         -    [REDACTED] "sweep" of all Microsoft Puget Sound buildings

         -    Will include both returned Goods and PC Recycle pick-up requests.

     CLARIFICATION:

         -    Requests will be completed within ([REDACTED]) Business Hours
         -    A valid request must be completed to be included in this metric.
         - Off-site (non-Seattle Metropolitan area) orders are not included in this metric.
         - Goods not available from the end-user upon arrival will be excluded.

***[REDACTED]-Confidential treatment requested***

     MEASUREMENT:

         - Total pickups completed within the target date as specified by the end-user.

5.  PRICING AND PRODUCT UPDATES

     DEFINITION:

         - Pricing and product updates shall mean those Multiple Zones prices and Goods that are represented for Microsoft Standards, which are placed on Microsoft's on-line ordering tool, as well as those Goods that are Microsoft Standards due to the [REDACTED] rule.

     CLARIFICATION:

         - Pricing and product updates include all Goods Multiple Zones provides to Microsoft that are listed on MS Market and/or included on the [REDACTED] report.

     MEASUREMENT:

         - Pricing and product updates must be completed within ([REDACTED]) Business Hours, as measured by the receipt of notification of pricing changes and product updates from OEM(s) and/or Microsoft to the date/time of email sent to MS Market by Multiple Zones.

---------------------------------------------------------------------------------------
       METRIC MEASUREMENT FORMULA           START                    STOP
---------------------------------------------------------------------------------------
Customer Satisfaction                      Survey Sample             Survey Results
---------------------------------------------------------------------------------------
On-time Standard Delivery                 GEIS Out                    EU Signature
---------------------------------------------------------------------------------------
On-time Non-Standard Delivery             GEIS Out                    EU Signature
---------------------------------------------------------------------------------------
On-time Expedite Delivery                 GEIS Out                    EU Signature
---------------------------------------------------------------------------------------
On-time P/U's & Returns - H/W             Receipt of Valid Request    P/U Log Entry
PC Recycle
---------------------------------------------------------------------------------------
Pricing Updates                                  OEM Email           MS Market Email
---------------------------------------------------------------------------------------

***[REDACTED]-Confidential treatment requested***

                                    EXHIBIT C
                                    ---------

                           CONSTRAINED GOODS PROCEDURE

For purposes of this Exhibit, capitalized terms not otherwise defined herein shall have the meanings as set forth in that certain Authorized Source Agreement between Microsoft and MZI dated July 1, 2000 (the "Agreement").

Per the definition in the Agreement, Goods shall not be considered constrained nor placed on a constrained status by MZI unless and until the following due diligence steps have been performed:

         PART I

         1. MZI will determine if Good(s) ordered by end-user are available at any of MZI's Distribution Centers.

         2. If Good(s) are not available at MZI's Distribution Centers, the Good(s') availability will be researched via best efforts in relation to any available alternative sources.

         3. Availability of the Good(s) at Microsoft's Preferred 2nd-Source Suppliers will be reviewed.

         4. If the Good(s) are not available at a location in numbers 1-3 above, research will be performed with the OEM to determine availability of the Good(s).

         5. If the Good(s) are not available through one of the methods in 1-4 above, MZI will classify the Good(s) as Constrained Goods:

                         >> Standards - MZI must first obtain Microsoft approval
                            (must notify Microsoft within eight (8) Business Hours).

                         >> Non-Standards - (Must notify Microsoft within eight
                           (8) Business Hours).

         6. MZI will then notify the end-user of the constrained status, ask if they want Good(s) to stay on a backordered status, offer like Good(s) (including price and availability), if applicable, and order like Good(s) if requested by end-user.

         7. MZI will send an e-mail to the EUS alias notifying constraint as to particular Goods and confirming that MS Market has been updated to reflect the constrained status.

PART II

         1. Constrained status will be re-justified, via a report to Microsoft Technology Materials management, on a weekly basis (no later than close of business Friday). Format of said report shall be mutually agreed upon by both parties.

         2. When Good(s) become available, they will be moved to non-constrained status by close of business the following Business Day and MS Market will be updated accordingly.

                                    EXHIBIT D
                                    ---------

                            CONFIGURATION COMPLIANCE

For purposes of this Exhibit, capitalized terms not otherwise defined herein shall have the meanings as set forth in that certain Authorized Source Agreement between Microsoft and MZI dated July 1, 2000 (the "Agreement").

SOFTWARE CONFIGURATION:

Unless otherwise mutually agreed to between the parties, for those Goods comprising "systems" requiring software configuration as specified on a Valid Requisition or in accordance with the Agreement, MZI agrees to follow the "Configuration Procedures for Standard and Non-Standard Systems" as outlined below in this Exhibit D. Microsoft reserves the right to change or update these procedures from time to time.

CONFIGURATION PROCEDURES FOR CPU'S

This section details the software to be loaded and from where it will be loaded. Additionally, the responsibility of and for the software and supporting files will be discussed.

1.  THE SOFTWARE

The software portion of any Goods to be loaded will consist of a suite image which will be assembled and maintained by the evaluation cell of ITG Desktop Services. This suite image will consist of the latest versions of operating systems, various Microsoft applications and support files and will be updated by the evaluation cell of ITG Desktop Services as needed.

These builds will be maintained for every system on the standards list.

The location of these files will be determined by ITG Desktop Services.

MZI shall maintain an adequate change control process to assure the proper software suite is installed as specified in the Valid Requisition.

2.  DELIVERY SERVICES:

The following delivery services shall be performed if requested by Microsoft. From time to time other related responsibilities shall be requested as agreed upon by both parties.

1) MZI shall configure all CPUs in accordance with manufacturer specifications and established workmanship standards. At a minimum, this will include asset tagging CPUs and monitors for fixed asset tracking (per Microsoft procedures), recording serial numbers with associated part descriptions for warranty databases, downloading Microsoft software in accordance with this Exhibit D, from Microsoft's ITG network, execute virus scans, and ensure that all necessary hardware is present for a properly functioning machine.

2) MZI agrees to deliver Goods, in accordance with a valid Microsoft requisition. Obtain signed COR to signify title transfer and MZI's authorization to invoice Microsoft.

3) Retrieve returned Goods, de-configure and process returns appropriately.

4) MZI will retrieve evaluation Goods according to end-user request and return to the manufacturer.

                                    EXHIBIT E
                                    ---------

                                     FREIGHT

I. LANDED COST - MZI shall charge Microsoft a mutually determined landed cost rate when suppliers charge freight to MZI. For those orders requiring configuration, and in which Microsoft has negotiated freight with suppliers from suppliers' location to an MZI location (Ohio/Redmond), MZI shall only charge Microsoft freight charges from such location.

II. EXPEDITED FREIGHT - MZI shall charge Microsoft actual freight costs for reimbursement of express freight services, inbound or outbound for those orders which are specified as "Expedite" by the end-user. MZI shall not charge Microsoft expedited freight charges for those orders in which MZI expedites only to meet their contractual obligations.

III. BRANCH TRANSFERS - MZI shall charge Microsoft actual freight to and from other MZI locations and the Microsoft location.

IV. DIRECT SHIP - For orders in which configuration is not required and in which Microsoft has negotiated freight with the supplier, MZI shall not charge Microsoft freight costs from suppliers' location to Redmond, or any other Microsoft controlled location.

     These add-on costs may be adjusted from time to time as business conditions warrant and as mutually agreed upon in writing by both parties. These charges will be billed to Microsoft in accordance with the billing terms set forth in Section 6 of the Agreement.

     Microsoft reserves the right to specify use of a freight carrier for transportation of Goods and Returns under this Agreement and the applicable Statements of Work, including, but not limited to, a carrier with which Microsoft has contracted.

     Freight shall be FOB destination and MZI shall be responsible for handling all freight tracking, inspections and claims for the Services provided under this Agreement and the applicable Statements of Work.

                                   EXHIBIT F
                                   ---------

                                 RETURNS POLICY

Dated:  April 10, 2000

The matrix below outlines the new returns policy for MS Market Standard, Non-Standards Hardware, Peripherals and Third Party Software purchases. Any freight charges associated with return will be charged against the cost center(s) associated with the original order(s). All return requests must be made via the Return Material Authorization (RMA) request form (need web form hyperlink here).

----------------------- ---------------------- ------------------- --------------------- --------------------
       PRODUCTS          NUMBER OF CALENDAR    RETURNS PERMITTED   RETURN  PROCESSING    RETURN CONDITIONS
                                DAYS                               FEE
----------------------- ---------------------- ------------------- --------------------- --------------------
MS STANDARDS HARDWARE                                                                    Original packaging
   AND PERIPHERALS             0 - 14                 Yes             [REDACTED]         and all associated
                                                                                         materials required
----------------------- ---------------------- ------------------- --------------------- --------------------
                                                                    [REDACTED] % of      No original
                               0 - 14                 Yes           product cost         packing materials
                                                                    plus associated
                                                                    freight charges
----------------------- ---------------------- ------------------- --------------------- --------------------
                            15 & greater               No             [REDACTED]                 N/A
----------------------- ---------------------- ------------------- --------------------- --------------------

----------------------- ---------------------- ------------------- --------------------- --------------------
    NON-STANDARDS                                                   [REDACTED] % of      Original packaging
     HARDWARE AND                                                   product cost         and all associated
     PERIPHERALS               0 - 14                 Yes           or greater plus      materials required.
                                                                    associated freight
                                                                    charges
----------------------- ---------------------- ------------------- --------------------- --------------------
                            15 & greater               No             [REDACTED]                 N/A
----------------------- ---------------------- ------------------- --------------------- --------------------

----------------------- ---------------------- ------------------- --------------------- --------------------
 THIRD PARTY SOFTWARE                                               [REDACTED ]% of
                               0 - 14                 Yes           product cost         Original UNOPENED
                                                                    plus associated       product only
                                                                    freight charges
----------------------- ---------------------- ------------------- --------------------- --------------------
                            15 & greater               No             [REDACTED]                 N/A
----------------------- ---------------------- ------------------- --------------------- --------------------


Please keep in mind return policies for non-standard hardware, third party software and peripherals vary by manufacturer. Understanding these individual manufacturer's policies are the sole responsibility of the Microsoft end user. MZI will research and provide this information to the best of their ability upon request.

EXCEPTIONS

The above return policy is not applicable if MZI delivered in error--as long as the Microsoft end user processes the return within the initial 14 calendar days from date via an accurately completed Return Material Authorization (RMA) request form or the order was refused at time of delivery. This policy applies to undamaged products only.

***[REDACTED]-Confidential treatment requested***

                                    EXHIBIT G
                                    ---------

                                BUSINESS POLICIES

For purposes of this Exhibit, capitalized terms not otherwise defined herein shall have the meanings as set forth in that certain Authorized Source Agreement between Microsoft and MZI dated July 1, 2000 (the "Agreement").

ORDER PROCESSING GUIDELINES:

MZI shall purchase Goods in the best interest of Microsoft. This may entail Goods being purchased from MZI's normal or other third party sources. MZI's first priority shall be to meet the Microsoft end-user's required delivery date and then to meet the end-user's pricing requirements. If the Goods specified are on backorder, and will not meet the required delivery date, MZI will attempt to source the Goods elsewhere to meet the end-user's delivery date and/or suggest other appropriate alternatives.

NEGOTIATING DELIVERY DATES WITH MICROSOFT END-USERS:

MZI shall meet the end-user's required delivery date, as specified on the purchase requisition. If the date specified is "ASAP", MZI shall call or email the Microsoft end-user to reach agreement on an actual calendar date.

If MZI cannot meet the requested delivery date using normal channels, MZI shall source from another third party that can satisfy the required Estimated Time of Arrival (ETA). If for any reason the Goods' price is increased more than $100.00 or 10%, whichever is less per line item, or 5% or $1,000 per each authorized Microsoft requisition as a result of acquiring such Goods from a third party, MZI will notify the specific end-user in advance of placing the order of all details and obtain the appropriate Microsoft authorization for any such order.

MZI shall provide advance notification to the Microsoft end-user of any potential delay in meeting the originally agreed upon delivery date. It is imperative that the notification occur in advance of the requested delivery date and outline the reason for the delay, the new delivery date, and any alternatives the Microsoft end-user may have. (e.g. Goods can be ordered from another source, temporary use of an evaluation unit, etc.)

Third-Party Suppliers:

Microsoft and MZI will work jointly to secure direct contracts or addendums to Microsoft contracts with all third party suppliers that include the following:

     - Price protection on all on-hand and in-transit inventory and required lead time on price changes.
     -   Warranty start date at time of delivery of Goods to Microsoft end user.

     -   Evaluation units provided to Microsoft at end users' request.
     -   Stock rotation provision.
     -   Return policy that meets Microsoft's return requirements.
     -   Goods, order processing and returns processing quality standards.
     -   Order lead times that meet the delivery requirements of Microsoft.
     - A recognition that Microsoft has no direct liability to such third parties.

                                    EXHIBIT H
                                    ---------

                 MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT
                              (STANDARD RECIPROCAL)

      This Non-Disclosure Agreement (the "Agreement") is made and entered into as of the later of the two signature dates below by and between MICROSOFT CORPORATION, a Washington corporation ("Microsoft"), and ___________________________, a _________________________corporation ("Company").

      IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED IN THIS AGREEMENT AND THE MUTUAL DISCLOSURE OF CONFIDENTIAL INFORMATION, THE PARTIES HERETO AGREE AS FOLLOWS:

1.    DEFINITION OF CONFIDENTIAL INFORMATION AND EXCLUSIONS.

      (a) "Confidential Information" means nonpublic information that a party to this Agreement ("Disclosing Party") designates as being confidential to the party that receives such information ("Receiving Party") or which, under the circumstances surrounding disclosure ought to be treated as confidential by the Receiving Party. "Confidential Information" includes, without limitation, information in tangible or intangible form relating to and/or including released or unreleased Disclosing Party software or hardware products, the marketing or promotion of any Disclosing Party product, Disclosing Party's business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Except as otherwise indicated in this Agreement, the term "Disclosing Party" also includes all Affiliates of the Disclosing Party and, except as otherwise indicated, the term "Receiving Party" also includes all Affiliates of the Receiving Party. An "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including but not limited to subsidiaries, that directly or indirectly, control, are controlled by, or are under common control with a party.

      (b) Confidential Information shall not include any information, however designated, that: (i) is or subsequently becomes publicly available without Receiving Party's breach of any obligation owed Disclosing Party; (ii) became known to Receiving Party prior to Disclosing Party's disclosure of such information to Receiving Party pursuant to the terms of this Agreement; (iii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party;
(iv) is independently developed by Receiving Party; or (v) constitutes Feedback (as defined in Section 5 of this Agreement).

2.    OBLIGATIONS REGARDING CONFIDENTIAL INFORMATION

      (a)  Receiving Party shall:

           (i) Refrain from disclosing any Confidential Information of the Disclosing Party to third parties for five (5) years following the date that Disclosing Party first discloses such Confidential Information to Receiving Party, except as expressly provided in Sections 2(b) and 2(c) of this Agreement;

           (ii) Take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, but no less than reasonable care, to keep confidential the Confidential Information of the Disclosing Party;

           (iii) Refrain from disclosing, reproducing, summarizing and/or distributing Confidential Information of the Disclosing Party except in pursuance of Receiving Party's business relationship with Disclosing Party, and only as otherwise provided hereunder; and

           (iv) Refrain from reverse engineering, decompiling or disassembling any software code and/or pre-release hardware devices disclosed by Disclosing Party to Receiving Party under the terms of this Agreement, except as expressly permitted by applicable law.

         (b) Receiving Party may disclose Confidential Information of Disclosing Party in accordance with a judicial or other governmental order, provided that Receiving Party either (i) gives the undersigned Disclosing Party reasonable notice prior to such disclosure to allow Disclosing Party a reasonable opportunity to seek a protective order or equivalent, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will afford the Confidential Information the highest level of protection afforded under applicable law or regulation. Notwithstanding the foregoing, the Receiving Party shall not disclose any computer source code that contains Confidential Information of the Disclosing Party in accordance with a judicial or other governmental order unless it complies with the requirement set forth in sub-section (i) of this Section 2(b).

         (c) The undersigned Receiving Party may disclose Confidential Information only to Receiving Party's employees and consultants on a need-to-know basis. The undersigned Receiving Party will have executed or shall execute appropriate written agreements with its employees and consultants sufficient to enable it to comply with all the provisions of this Agreement.

         (d) Receiving Party shall notify the undersigned Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by Receiving Party and its employees and consultants, and will cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

         (e) Receiving Party shall, at Disclosing Party's request, return all originals, copies, reproductions and summaries of Confidential Information and all other tangible materials and devices provided to the Receiving Party as Confidential Information, or at Disclosing Party's option, certify destruction of the same.

3. REMEDIES

         The parties acknowledge that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

4. MISCELLANEOUS

         (a) All Confidential Information is and shall remain the property of Disclosing Party. By disclosing Confidential Information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under any patents, copyrights, trademarks, or trade secret information except as otherwise provided herein. Disclosing Party reserves without prejudice the ability to protect its rights under any such patents, copyrights, trademarks, or trade secrets except as otherwise provided herein.

         (b) In the event that the Disclosing Party provides any computer software and/or hardware to the Receiving Party as Confidential Information under the terms of this Agreement, such computer software and/or hardware may only be used by the Receiving Party for evaluation and providing Feedback (as defined in Section 5 of this Agreement) to the Disclosing Party. Unless otherwise agreed by the Disclosing Party and the Receiving Party, all such computer software and/or hardware is provided "AS IS" without warranty of any kind, and Receiving Party agrees that neither Disclosing Party nor its suppliers shall be liable for any damages whatsoever arising from or relating to Receiving Party's use or inability to use such software and/or hardware.

         (c) The parties agree to comply with all applicable international and national laws that apply to (i) any Confidential Information, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information on exporting Microsoft products, see http://www.microsoft.com/exporting/.

         (d) The terms of confidentiality under this Agreement shall not be construed to limit either the Disclosing Party or the Receiving Party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, the Receiving Party shall be free to use for any purpose the residuals resulting from access to or work with the Confidential Information of the Disclosing Party, provided that the Receiving Party shall not disclose the Confidential Information except as expressly permitted pursuant to the terms of this Agreement. The term "residuals" means information in intangible form, which is retained in memory by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. The Receiving Party shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, this sub-paragraph shall not be deemed to grant to the Receiving Party a license under the Disclosing Party's copyrights or patents.

         (e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, the Receiving Party, their agents, or employees, but only by an instrument in writing signed by an authorized employee of Disclosing Party and the Receiving Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

         (f) If either the Disclosing Party or the Receiving Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees. This Agreement shall be construed and controlled by the laws of the State of Washington, and the Disclosing Party and the Receiving Party further consent to exclusive jurisdiction by the state and federal courts sitting in King County, Washington. Process may be served on the Disclosing Party and Receiving Party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by Washington law.

      (g) This Agreement shall be binding upon and inure to the benefit of each party's respective successors and lawful assigns; provided, however, that neither party may assign this Agreement (whether by operation of law, sale of securities or assets, merger or otherwise), in whole or in part, without the prior written approval of the other party.

      (h) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

      (i) Either party may terminate this Agreement with or without cause upon ninety (90) days prior written notice to the other party. All sections of this Agreement relating to the rights and obligations of the parties concerning Confidential Information disclosed during the term of the Agreement shall survive any such termination.

5.    SUGGESTIONS AND FEEDBACK

      The Receiving Party may from time to time provide suggestions, comments or other feedback ("Feedback") to the Disclosing Party with respect to Confidential Information provided originally by the Disclosing Party. Both parties agree that all Feedback is and shall be given entirely voluntarily. Feedback, even if designated as confidential by the Disclosing Party, shall not, absent a separate written agreement, create any confidentiality obligation for the Receiving Party. Furthermore, except as otherwise provided herein or in a separate subsequent written agreement between the parties, the Receiving Party shall be free to use, disclose, reproduce, license or otherwise distribute, and exploit the Feedback provided to it as it sees fit, entirely without obligation or restriction of any kind on account of intellectual property rights or otherwise.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

      COMPANY:                            MICROSOFT CORPORATION
               -------------------        One Microsoft Way
      Address:                            Redmond, WA 98052-6399
               -------------------

      ----------------------------


      By:                                 By:
          ------------------------            ------------------------

      Name:                               Name:
            ----------------------              ----------------------

      Title:                              Title:
             ---------------------               ---------------------

      Date:                               Date:
            ----------------------              ----------------------

                                    EXHIBIT I
                                    ---------

                   MICROSOFT AGREEMENT FOR THIRD-PARTY/VENDOR
                   ------------------------------------------
                   RESOURCES (WITH NON-DISCLOSURE PROVISIONS)
                   ------------------------------------------

Please complete the information requested below and route this Agreement (fully executed) to CSGVN in building 100/2. In addition, please complete a requisition via Headtrax (http://headtrax/) and a PO# if MS is invoiced for this Third Party's work. ALL PIECES OF INFORMATION ARE REQUIRED TO FACILITATE THE RESOURCE REQUEST PROCESS. Email CSGVN with questions.

                              MICROSOFT CORPORATION
                              ---------------------
                   AGREEMENT FOR THIRD-PARTY/VENDOR RESOURCES
                   ------------------------------------------
                        (WITH NON-DISCLOSURE PROVISIONS)
                        --------------------------------

This Agreement is made by and between MICROSOFT CORPORATION ("MS"), a Washington corporation, and the undersigned Third Party/Vendor ("Third Party") and is effective upon Third Party's signature date. MS and Third Party agree as follows: A written contract governing the services provided by Third Party to MS must be executed prior to establishing an email account, providing a network access account, or issuing a access cardkey to the undersigned Third Party. In addition to the undersigned individual, the term "Third Party" shall also include any employees and agents of the undersigned Third Party providing services to Microsoft who are expressly authorized to have an email account, network access, or access cardkey for MS resources. Third Party warrants that it has full authority to enter this agreement on behalf of any such employees or agents.

1. EMAIL ACCOUNT and/or NETWORK ACCESS ACCOUNT.

If MS establishes an "email" and/or network access account for Third Party, the Third Party agrees to comply with all rules and restrictions MS imposes below:

       a) MS will provide Third Party an account name and "password" for the email account and/or network connectivity.

       b) Third Party will change password from time to time to maintain security. Third Party shall not disclose his/her password to any other person or entity, and agrees to immediately notify MS in the event of any unauthorized disclosure of the same.

       c) Third Party agrees to remain within the authorized capabilities of his/her account. Any attempt to gain unauthorized access to another person's corporate account or into any unauthorized or restricted area of the corporate network is prohibited and will result in immediate termination of the email account privileges and may result in immediate termination of any contract(s) between Third Party and MS and/or any assignment of Third Party at MS.

       d) Third Party's email and/or network account is granted strictly for the benefit of doing business with MS or while on assignment at MS and cannot be used for any other purpose, such as to promote or solicit business for Third Party or for any outside individuals, companies, or other entities. Email and any other data stored on or transmitted by MS-owned equipment are MS property, shall not be removed by Third Party, and may be accessed by MS at MS' sole discretion.

For the purposes of this section, "email account" shall include all means of Microsoft WEB and Internet access.

MS RESERVES THE RIGHT TO TERMINATE THIRD PARTY'S EMAIL AND/OR NETWORK ACCOUNT PRIVILEGES AT ANY TIME, IN MS' SOLE DISCRETION.

2. ACCESS CARDKEY.

AN ACCESS CARDKEY MAY BE GRANTED ONLY TO THOSE THIRD PARTIES REQUIRING ACCESS TO MS FACILITIES MORE THAN TWICE PER MONTH. If MS provides an access cardkey for Third Party, the Third Party agrees to comply with all rules and restrictions MS imposes as stipulated by access cardkey guidelines for access cardkey privileges listed below:

      a) Third Party must have his/her access cardkey in his/her possession at all times while Third Party is at a MS facility. The access cardkey is for use by Third Party only for business conducted at MS and shall not be loaned to another person. Lost access cardkeys must be reported as soon as reasonably possible, but in no event later than twenty-four
          (24) hours after the loss.

      b) Unless otherwise confirmed by the MS Manager, Third Party's access cardkey shall be from 7:00 a.m. until 7:00 p.m. for Third Party's assigned building Monday through Friday. Third Party's access cardkey privileges shall expire at 7:00 p.m. on the final day of assignment.

      c) Third Party's access cardkey must be returned to the MS Manager upon Third Party's separation from MS or the termination or completion of Third Party's assignment at MS. A fee of Fifty Dollars (US$ 50.00) shall be assessed to the MS department below for Third Party's access cardkey if not returned within three (3) days of Third Party's separation from MS or any other termination of Third Party's access cardkey privileges, and such fee may be passed through to the individual(s) failing to return the access cardkey(s). ACCESS CARDKEYS MUST BE RETURNED TO MS SECURITY IN BUILDING 8.

      d) Third Party grants MS permission to copy and circulate Third Party's access cardkey photograph to MS employees or agents at MS' discretion.

MS RESERVES THE RIGHT TO TERMINATE THIRD PARTY'S ACCESS CARDKEY PRIVILEGES AT ANY TIME, IN MS' SOLE DISCRETION.

3.       NON-DISCLOSURE PROVISIONS.

         In consideration of MS' grant of email privileges, and/or network connectivity, and/or access cardkey privileges and/or the opportunity to provide services to MS, Third Party agrees that, at all times during the term of this Agreement and thereafter, Third Party expressly undertakes to retain in strictest confidence and agrees not to use for any purpose other than his/her work for MS, nor disclose to anyone outside of MS without the express written authorization of an officer of MS, any confidential or proprietary information of MS, including but not limited to: (a) data, concepts, techniques, processes, designs, circuits, cost information, computer programs, formulas, development or experimental work, work in progress, and other technical know-how, financial, marketing and other business information, or any other trade secrets of MS disclosed to Third Party by MS or obtained by Third Party through observation or examination of MS operations, customers or suppliers, including the identity of such customers or suppliers; and (b) any information MS has received from others that MS is obligated to treat as confidential or proprietary. If Third Party has any questions as to what comprises such confidential or proprietary information, Third Party agrees to consult with the MS representative who has signed below. The information protected by this paragraph includes all information and know-how transmitted to Third Party by MS that MS has designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential. Unless Third Party and MS expressly agree to exempt Third Party from the foregoing non-disclosure provisions based on the existence of another agreement by Third Party regarding confidentiality or non-disclosure, the foregoing non-disclosure provisions are in addition to any other confidentiality or non-disclosure agreement(s), covenant(s), or stipulation(s) between Third Party and MS.

IN WITNESS WHEREOF, Third Party has executed the Agreement on ____________,
200__

THIRD PARTY/VENDOR, or Authorized             ---------------------------
Representative of THIRD PARTY/VENDOR:                  Vendor #

------------------------------                ---------------------------
Signature                                              Address

------------------------------                ---------------------------
Print Legal First Name

------------------------------                ---------------------------
Print Legal Last Name

------------------------------                ---------------------------
Company name                                  MS Manager (print name)

Purchase Order #                              ---------------------------
                --------------                MS Manager Signature

Tax ID # or Social Security #                 Former MS employee
                            -----------------                   ---------

                                              Former Contingent worker (e.g.
                                         temporary personnel, independent
                                         contractor, vendor)?
                                         Yes                 No
                                            ------             ------
                                              If Yes, for what Company?

                                         -------------------------------

Relationship of Party to MS: Vendor        OEM        Independent Contractor
                                   ----       ----                          ----
RESOURCES REQUESTED:

------------------------------------------------------ --------------------------- ----------------- -------------------------------
1)       Email Account (Must be located onsite) :      Yes                         No                Location (city e.g.
                                                           --------                   --------       Redmond):
                                                                                                              --------------
------------------------------------------------------ --------------------------- -------------------------------------------------
2)       Corporate Network Account                     Yes                         No
                                                           --------                   --------
------------------------------------------------------ --------------------------- -------------------------------------------------
3)       V-Mud Vendor RAS (NTGuest/SQLGuest)*:         Yes                         PLEASE NOTE, ONLY ONE RAS OPTION MAY BE SELECTED.
                                                           --------
+allows access to resources  residing on the external
network                                                                            If V-Mud Vendor RAS is selected,  then  Corporate
                                                                                   RAS may NOT be requested.
OR
--

Corporate  RAS-  dial  in  access  to  MS  networks:+  Yes                         If Corporate  RAS is selected,  then V-Mud Vendor
(checking this option does not guarantee RAS access)       --------                RAS may NOT be requested.
------------------------------------------------------ --------------------------- ----------------- -------------------------------
4)   Cardkey Access Required:                          Yes                         No                Bldg/ room #:
                                                           --------                   --------                    --------------
------------------------------------------------------ --------------------------- ----------------- -------------------------------

*If this account is in need of access to a specific share or server, please contact SYSADMIN AFTER log on information is received.
+If Corporate RAS is needed, written Director-level approval and business justification is required by Network Accounts. Please contact the email alias 'accounts' for more information.

                                    EXHIBIT J
                                    ---------

                             VENDOR CODE OF CONDUCT

INTRODUCTION

Microsoft is committed to promoting a positive work environment. Microsoft expects its vendors and their employees, agents, and subcontractors (collectively, "representatives") to adhere to the same standards of conduct and behavior while they are on Microsoft property or doing business with Microsoft that we expect from our own employees. The Vendor Code of Conduct is intended to provide general guidance to vendors and their representatives to assist them in functioning smoothly and efficiently while performing work for Microsoft.

The information outlined below is important and should be read carefully. All third party vendors will be required to educate and, when appropriate, train their representatives to ensure they are aware of Microsoft's expectations regarding their behavior.

The policies summarized below are not all-inclusive, and there may be other conduct not specifically listed that would be unacceptable. Microsoft expects that vendors and their representatives will conduct themselves in a professional manner at all times while on Microsoft property or while doing business with Microsoft. Microsoft may require the immediate removal of any vendor representative who behaves in a manner that is unlawful or inconsistent with any Microsoft policy, or that is otherwise deemed unacceptable to Microsoft.

EQUAL OPPORTUNITY EMPLOYER

Microsoft promotes a cooperative and productive work environment by supporting the cultural and ethnic diversity of its workforce.

We are committed to providing equal opportunity to all employees and applicants for employment. This commitment is reflected in all aspects of our daily operations. We recruit, hire, train, pay, promote, and discipline employees without regard to race, color, sex, sexual orientation, religion, national origin, marital status, age, disability, or veteran status. Equal employment opportunity is required by local, state, and federal laws, as well as by Microsoft policy.

We expect our vendors to share our commitment to Equal Opportunity. The vendor's commitment may include identifying, procuring, and paying for any reasonable accommodation that may be required for a disabled representative of the vendor to perform his or her essential job functions while on Microsoft property or working on Microsoft related business.

CREATING A HARASSMENT-FREE ENVIRONMENT

Microsoft is committed to providing a working environment free of sexual and other forms of harassment. Harassment or intimidation of any kind toward any person at Microsoft, or toward a Microsoft employee conducting business on a vendor's premises, will not be tolerated. The below policies and procedures apply not only to sexual harassment and intimidation, but to all other forms of harassment and intimidation.

We have printed below Microsoft Corporation's Vendor Sexual Harassment Policy. WE ASK THAT VENDOR REVIEW THIS POLICY AND DISTRIBUTE IT TO ALL OF VENDOR'S REPRESENTATIVES WHO ARE CURRENTLY WORKING WITH MICROSOFT, AND TO THOSE WHO MAY DO SO IN THE FUTURE. Vendor's representatives need to understand that, while on Microsoft property or conducting Microsoft related business, they will be expected to adhere to the policy below. Microsoft also expects that Vendor will fully cooperate with Microsoft in any investigation of a harassment complaint involving one of Vendor's representatives. Microsoft anticipates that any such investigation would proceed as follows:

      1. The Microsoft Human Resources Representative responsible for the group or business unit in which the complainant is working will interview all persons involved, including Vendor's representative. Microsoft prefers that Vendor's designee be present at any interview of the representative. Out of respect for the complainant's privacy, Microsoft will provide Vendor with a summary of the interviews only if Vendor has a strict business need to know the information.

      2. If Vendor's representative has been identified as the "harasser," Vendor will determine the appropriate disciplinary action, if any. Vendor is encouraged to provide a written memo to its representative outlining the results of the investigation and stating the discipline imposed, if any. The Microsoft Human Resources Representative should receive a copy of any such memo given to Vendor's representative. Separate and apart from any discipline Vendor may impose against its representative, and regardless of whether the complainant was a Microsoft employee or not, Microsoft may require that the representative be removed immediately from Microsoft property and may prohibit the representative from thereafter returning to Microsoft property or working on Microsoft related business. In that event, Vendor's representative will have email and cardkey privileges immediately revoked. Where a Microsoft employee has been identified as the "harasser," Microsoft will determine the appropriate discipline, if any, and will issue any written memo outlining the results of the investigation and the discipline imposed.

Microsoft appreciates Vendor's cooperation, as outlined above, in the event of a harassment complaint involving one of Vendor's representatives.

MICROSOFT VENDOR SEXUAL HARASSMENT POLICY

POLICY

Sexual harassment or intimidation of any person at Microsoft is detrimental to the maintenance of a supportive, positive working environment. Because such behavior may have serious consequences, Microsoft will not tolerate unwelcome sexual advances, requests for sexual favors, other offensive verbal or physical conduct of a sexual nature, or any other act of harassment or intimidation.

EXAMPLES OF SEXUAL HARASSMENT

Sexual harassment is defined as unwelcome verbal or physical conduct that is sexual in nature or that is directed at the person because of his or her gender. Types of sexual harassment may include:

      * Explicit or implicit pressure for sexual acts as part of a successful business or professional relationship.

      * Creation or perpetuation of a hostile or offensive environment through verbal or physical conduct of a sexual nature such as:

         -    Propositioning another person.
         -    Touching another person in an unwelcome way.
         -    Making sexual comments, jokes, or innuendoes.
         -    Displaying offensive pictures, calendars, bitmaps, or cartoons.

PROCEDURES FOR VENDOR REPRESENTATIVES

If Vendor's representative experiences any harassing behavior, the representative should immediately:

      * If feasible, identify the offensive behavior to the "harasser," and request that it stop.

      * Contact the representative's Vendor employer or the Microsoft Human Resources Representative assigned to the Microsoft group in which the representative is working.

E-MAIL

Electronic mail, or e-mail, provides an easy-to-use, efficient means of communicating. The following guidelines for preparing and sending e-mail are designed to ensure that each vendor and its representatives use the e-mail system in an appropriate manner.

E-mail may not be used as a forum for political, religious, or other debates, or as a form of entertainment (for example, chain letters). Use of e-mail must be limited to Microsoft business. All e-mail group aliases (a pre-defined group of users) must be for Microsoft business.

Microsoft e-mail names are confidential. Do not give e-mail names to anyone outside of Microsoft. Do not share passwords with anyone, attempt to gain access to anyone else's e-mail account, or use another's e-mail account without permission.

Microsoft prohibits the access, viewing, posting, downloading, storing, transmitting, sharing, printing, distribution or solicitation of any information or material from any source that Microsoft deems pornographic, obscene, abusive, or otherwise offensive or inappropriate for the workplace. This applies to any such activity occurring on Microsoft property or at any company-sponsored or business-related event/activity, and it applies to any such activity involving the use of any Microsoft-owned or leased property, including any Microsoft-provided computer system, equipment, network access, internet access, and remote access service.

NON-SOLICITATION POLICY

Microsoft wants to provide a work environment that allows all employees, and all vendors and their representatives to complete their tasks with the least amount of disruption. Accordingly, vendors, their representatives, and any other non-Microsoft employees are not allowed (while on Microsoft property or while using Microsoft owned equipment) to engage in solicitation or distribution of literature. This policy prohibits soliciting or handing out materials for any purpose.

COMPANY ACCESS TO INFORMATION AND PROPERTY

E-mail and its contents, voicemail, and any other data of any kind stored on or transmitted by Microsoft-owned or leased equipment are the property of Microsoft and may be accessed by Microsoft at any time without further notice. Such data remains Microsoft property, and Microsoft retains its right to access or retrieve such data, even if the data has been transferred to equipment that is not owned or leased by Microsoft. You are expected to cooperate with and expedite Microsoft access to facilities and equipment when requested, and this may include promptly turning over equipment or keys to an authorized Microsoft representative or divulging to such representative passwords or other means for disabling any non-Microsoft created security devices. Microsoft property and equipment are maintained and made available for the purpose of conducting Microsoft business, and you should not regard as private any Microsoft premises, facility or equipment or any property stored on or in those premises, facilities or equipment.

Additionally, in order to evaluate and improve customer service, Microsoft may monitor, as necessary, the telephone calls of vendors and their representatives who work in customer service positions.

Any facilities or equipment, including but not limited to offices, desks, computers, electronic media, motor vehicles, or lockers used by vendors and their representatives while on Microsoft property or while conducting Microsoft related business, may be accessed by Microsoft at any time without further notice. Accordingly, you should not consider protected by any personal right of privacy anything brought onto or stored on Microsoft property, stored on Microsoft equipment, or used while working on Microsoft related business. Any Microsoft property used by vendors and their representatives while performing Microsoft related business remains the property of Microsoft.

GIFTS

Microsoft employees cannot accept payments of any amount or gifts or favors valued in excess of $100 from persons or firms with which Microsoft has business dealings, unless prior approval is obtained from a vice president or more senior company official. Accordingly, Vendor and its representatives should refrain from giving to Microsoft employees gifts with a value of more than $100. Microsoft employees are strictly prohibited from soliciting gifts of ANY value.

INSIDER TRADING

All Microsoft employees, agency temporaries, independent contractors, and vendor representatives are considered "insiders" for the purposes of state or federal securities laws that prohibit insider trading. As an insider, no vendor nor vendor representative may buy or sell Microsoft's or another company's stock when in possession of information about Microsoft or another company that is not available to the investing public and that could influence an investor's decision to buy or sell stock.

New insider-trading laws carry stiff penalties, and the Securities and Exchange Commission (SEC) has a mandate to enforce these laws aggressively. Because of Microsoft's visibility and the volatility of our stock, Microsoft is carefully watched by the SEC. The company can be negatively affected by insider trading and may terminate the services of, or refuse to do further business with, anyone found to have engaged in conduct constituting or appearing to constitute insider trading.

PROPER USE OF SOFTWARE

The unauthorized duplication and use of software and/or documentation by Microsoft vendors or contractors is a violation of the copyright laws of the United States and all the other countries in which Microsoft Corporation and its subsidiaries maintain offices. This applies equally to Microsoft software, whether a Beta or a final version, and to non-Microsoft software. Violation of copyright laws can subject vendors and Microsoft to liability for significant civil and criminal penalties. In addition, Microsoft devotes considerable resources around the world to educate software users about their obligation to use and manage software properly. In order for this effort to be effective and benefit the software industry, Microsoft must lead by example.

The following practices, unless granted by a specific license, are among those prohibited by this policy:

     Making additional copies of third-party software products for your use on other computers.
     Making copies of software (third-party or Microsoft) for friends or associates.
     Distributing software over a network.
     Providing copies of software to bulletin board services.

Helpdesk maintains a list of software products that have been licensed to Microsoft for network use or on a site-license basis. Each department that acquires third-party software is responsible for retaining proof of proper licensing of that software, such as end user license agreements, original disks and manuals, and receipts. Any Vendor representative who has questions regarding the terms of any third-party license agreement should contact Law and Corporate Affairs.

Failure to follow this policy can result in action against Vendor and its representative, including termination of the representative's services and/or termination of Microsoft's contract with Vendor.

CONFIDENTIALITY

All information supplied by Microsoft to vendors and their representatives should be regarded as confidential unless otherwise specified. Vendor and its representatives are not authorized to speak to the press on Microsoft's behalf, unless expressly authorized to do so by Microsoft's Public Relations group. Prior to performing any work for Microsoft, Vendor and each of its representatives will be required to sign a contract that includes a nondisclosure agreement.

HEALTH & SAFETY

Microsoft observes all applicable health and safety regulations under local, state and federal laws, including OSHA and WSHA. In addition, Microsoft is a Drug Free Workplace, as required by federal law, and a non-smoking environment. While on Microsoft property or conducting Microsoft business, all vendors and their representatives will be expected to observe all applicable health and safety laws and policies that, in addition to the above, may include motor vehicle laws and traffic signage both inside and outside the Microsoft campus.

VENDOR STANDARDS

Microsoft expects it's chosen vendors to operate in the best interests of Microsoft at all times. It is expected that all equipment, manpower & services will be provided at the highest quality level while maintaining flexibility and cost effectiveness.

It is the responsibility of the vendor to inform its Microsoft contact (or a member of Microsoft management) if and when any situation develops that require the vendor to operate in violation of the guidelines set forth in this document.

Additionally, in the event a Microsoft employee has a relationship (spouse or other family relation, friend, domestic partner, etc.) with a vendor that might create a conflict of interest or the appearance of a conflict of interest, Microsoft senior management approval is required prior to contracting for the services of said vendor.

                                    EXHIBIT K
                                    ---------

                              PRE-PLACEMENT POLICY

This Exhibit ___ is a continuation of that ________________________________
Agreement dated ________ between MICROSOFT CORPORATION ("Microsoft") and ___________________ ("__________________").

    PROCEDURES FOR AGENCY TEMPORARY PLACEMENTS AND BACKGROUND INVESTIGATIONS

Microsoft requires that all temporary personnel agencies, vendors and independent contractors (collectively, "contingent staffing firms") perform background investigations on all placements made at Microsoft locations, and Contingent staffing firms to perform background investigations on all placements made at Microsoft and to warrant that none of those placements have been convicted of a felony as an adult or released from imprisonment on a felony conviction within seven (7) years from the date they sign a reference check consent form. If a background check indicates past criminal history per the above standard and the felony is reasonably related to the duties of the temporary assignment, including specifically but without limitation any felony involving violence, drugs, theft or dishonesty of any kind, or any sex offense, the candidate is not eligible for work assignment at Microsoft. Placement procedures as they relate to the background investigations are as follows:

1. Before submitting for interview, Contingent staffing firms must have a signed release form from the potential employee. In addition to allowing the Contingent staffing firms to perform the investigation, the release form must include the following statement, which the person must confirm is true BEFORE he/she is submitted for an interview at Microsoft:

     "I confirm that I have not been convicted of a felony as an adult or released from imprisonment on a felony conviction within the last seven (7) years that is reasonably related to the duties of the temporary assignment for which I am being considered, including specifically but without limitation any felony involving violence, drugs, theft or dishonesty of any kind, or any sex offense. Further, I understand that I will not be placed at Microsoft, or that if placed I will be removed from assignment, in the event this statement is found to be false."

2. Before placing on assignment, background investigation should be complete, confirming above statement.

3. In rare instances where the start of an assignment is required before the background investigation can be completed, Contingent staffing firms may place. However, Contingent staffing firms must confirm with both the temporary personnel and the MS manager requesting the temporary's services that continuation in the assignment is contingent upon the background check confirming the release statement. If the temporary is found to have falsified his/her statement, the assignment will be terminated immediately.

4. This security policy is in effect for all new placements made at Microsoft. For those currently on assignment, an investigation does not have to be completed until the person separates from his/her current assignment and is placed in another, new assignment at Microsoft.

Screening companies that have been approved by Microsoft as established and reputable, and where favorable rates have been negotiated for temp agencies supplying personnel to Microsoft include: (1) Avert (2) Equifax and (3) Records Search Inc.. A pre-assignment background check from any of these three companies will be accepted by Microsoft and will satisfy Microsoft's due diligence requirement for review of criminal history. Temporary agencies, vendors and independent contractors may use other reputable and established firms for background checks; however, they will assume all risks associated with use of non-approved companies.

AVERT
CONTACT:  MICHAEL DEWITT
PHONE:  1-800-367-5933
FAX:  1-800-237-4011

EQUIFAX
CONTACT:  JANET WISHER
PHONE:  1-800-456-2727
FAX:  1-510-866-4182

RECORDS SEARCH INC.
CONTACT:  CHRIS CAVELLO
PHONE:  1-800-881-5993
FAX:  1-305-321-8872

**Note: Contact names and prices are controlled by above background check companies and are subject to change.


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

                                    EXHIBIT L
                                    ---------

                                 RELATED PARTIES

"Related Party" for purposes of this Agreement shall include the entities listed below. Microsoft and MZI may modify this list of Related Party entities by mutual agreement from time to time.

1.   Microsoft Canada Co.
2.   Microsoft Licensing, Inc.
3.   MSLI, GP
4.   WebTV Networks, Inc.
5.   Expedia, Inc.
6.   MSNBC Interactive News, L.L.C.
7.   TransPoint Accounting, L.L.C.

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